UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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CASI Pharmaceuticals, Inc.

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CASI PHARMACEUTICALS, INC.

Notice of Annual Meeting of Stockholders

Date:	Tuesday, June 15, 2021

Time:	10:00 a.m., local time

Place:	Hilton Garden Inn 14975 Shady Grove Road Rockville, MD 20850

Purposes:	1.	To elect two directors;
	2.	To ratify the appointment of KPMG Huazhen LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2021;
	3.	To approve the Company’s 2021 Long-Term Incentive Plan;
	4.	To approve the issuance of equity compensation to the Company’s Chairman and Chief Executive Officer pursuant to Nasdaq Listing Rule 5635(c) and, if applicable, Nasdaq Listing Rule 5635(b); and
	5.	To consider and take action upon such other matters as may properly come before the Annual Meeting or any postponement or adjournment thereof.
Who Can Vote:	Stockholders at the close of business on April 20, 2021.

Our Board of Directors has fixed April 20, 2021 as the record date for the determination of stockholders entitled to notice of, and to vote at, the 2021 annual meeting of stockholders (the “Annual Meeting”). Only stockholders of record at the close of business on that date will be entitled to notice of, and to vote at, the Annual Meeting.

We intend to hold our Annual Meeting in person at the location specified above. We will continue to monitor the coronavirus (“COVID-19”) situation and will follow all national and local government protocols. If you are planning to attend the Annual Meeting, please check the website one week prior to the meeting date. As always, we encourage you to vote your shares prior to the Annual Meeting.

Details regarding the matters to be acted upon at the Annual Meeting appear in the accompanying Proxy Statement. Please give this material your careful attention.

You are cordially invited to attend the Annual Meeting. Whether or not you expect to attend, you are respectfully requested by the Board of Directors to sign, date and return the enclosed proxy promptly. Stockholders who execute proxies retain the right to revoke them at any time prior to the voting thereof. A return envelope, which requires no postage if mailed in the United States, is enclosed for your convenience.

By Order of the Board of Directors,

Dr. Wei-Wu He
May , 2021	Chairman and CEO

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR
THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON JUNE 15, 2021

This Proxy Statement relating to the 2021 Annual Meeting of Stockholders and the Annual Report to Stockholders on Form 10-K for the year ended December 31, 2020 are also available for viewing, printing and downloading at www.casipharmaceuticals.com.

PROXY STATEMENT

ANNUAL MEETING OF STOCKHOLDERS

To be held on June 15, 2021

This proxy statement (the “Proxy Statement”) is furnished in connection with the solicitation of proxies by the Board of Directors of CASI Pharmaceuticals, Inc., a Delaware corporation (the “Company”), the principal executive offices of which are located at 9620 Medical Center Drive, Suite 300, Rockville, Maryland 20850, for the Annual Meeting of Stockholders (the “Annual Meeting”). The Annual Meeting will be held at the Hilton Garden Inn, 14975 Shady Grove Road, Rockville, MD 20850 on June 15, 2021, at 10:00 a.m. (local time) and for any postponement, or adjournments thereof, for the purposes set forth in the accompanying Notice of Annual Meeting of Stockholders. Any stockholder giving a proxy has the power to revoke it at any time before it is voted. Written notice of such revocation should be forwarded directly to the Secretary of the Company at the Company’s executive offices. Attendance at the Annual Meeting will not have the effect of revoking the proxy unless written notice is given or the stockholder votes by ballot at the Annual Meeting.

We intend to hold our Annual Meeting in person at the location specified above. We will continue to monitor the coronavirus (“COVID-19”) situation and will follow all national and local government protocols. If it is not possible or advisable to hold the Annual Meeting at the location specified above in person, we will announce on our website (www.casipharmaceuticals.com) and other sites, as required, appropriate alternative arrangements for the meeting as promptly as practicable, which may include holding the meeting at an alternative location or by means of remote communication.

If the enclosed proxy is properly executed and returned, the shares represented thereby will be voted in accordance with the specified directions and otherwise in accordance with the judgment of the persons designated as proxies. Any proxy returned on which no direction is specified will be voted in favor of the actions described in this Proxy Statement, including the election of the director nominees set forth under the caption “Election of Directors,” the ratification of the appointment of KPMG Huazhen LLP as the independent registered public accounting firm of the Company for the fiscal year ending December 31, 2021, the approval of the Company’s 2021 Long-Term Incentive Plan and the approval of the issuance of equity compensation to the Company’s Chairman and Chief Executive Officer (“CEO Award”).

The approximate date on which this Proxy Statement and the accompanying form of proxy will first be mailed or given to the Company’s stockholders is May 10, 2021. Pursuant to rules promulgated by the U.S. Securities and Exchange Commission (the “SEC”), we have elected to provide access to our proxy materials both by sending you this full set of proxy materials, including a proxy card, and by posting our proxy materials on the Internet. This Proxy Statement and our 2020 Annual Report to Stockholders on Form 10-K are available at www.casipharmaceuticals.com.

All references in this Proxy Statement to “the Company,” “we,” “our,” and “us” mean CASI Pharmaceuticals, Inc. Please note that the Company qualifies as a “smaller reporting company” for the fiscal year ended December 31, 2020 under the applicable rules of the SEC. Accordingly, this Proxy Statement reflects the scaled disclosure requirements available to smaller reporting companies.

Your vote is important.

Whether or not you plan to attend the Annual Meeting, please sign and return the accompanying proxy card so that we can be assured of having a quorum present at the meeting and so that your shares may be voted in accordance with your wishes.

Frequently Asked Questions

Q:	Why am I receiving this Proxy Statement and proxy card?

A:

You are receiving a Proxy Statement and proxy card from us because you own shares of the Company’s common stock, par value $0.01 per share (the “Common Stock”) as of the record date. This Proxy Statement describes issues on which we would like you, as a stockholder, to vote. It also gives you information on these issues so that you can make an informed decision.

Cynthia W. Hu, the Company’s COO (U.S.), General Counsel & Secretary, Amanda Cui (VP, Global Controller), and Sara B. Capitelli, the Company’s VP, Finance, were named by the Board of Directors as proxy holders. Ms. Hu, Ms. Cui and Ms. Capitelli will vote all proxies, or record an abstention or withheld vote, in accordance with the directions on the proxy. This way, your shares will be voted whether or not you attend the Annual Meeting. Even if you plan to attend the meeting, please complete, sign and return your proxy card in advance of the meeting just in case you are unable to attend. You can always decide to vote in person. If no contrary direction is given, the shares will be voted as recommended by the Board of Directors.

Q:	What is the record date?

A:	The record date is April 20, 2021. Only holders of record of Common Stock as of the close of business on this date will be entitled to vote at the Annual Meeting.

Q:	How many shares are outstanding?

A:	As of the record date, the Company had 139,797,487 shares of Common Stock outstanding.

Q:	What am I voting on?

A:	You are being asked to vote on the election of two directors to the terms described in the Proxy Statement, the ratification of KPMG Huazhen LLP as the independent registered public accounting firm of the Company, the approval of the Company’s 2021 Long-Term Incentive Plan, the approval of the CEO Award, and such other business as may properly come before the Annual Meeting or any postponement or adjournment thereof.

Q:	How does the Board of Directors recommend I vote?

A:

Please see the information included in the proxy statement relating to the proposals to be voted on. Our Board of Directors unanimously recommends that you vote:

1.   “FOR” the nominees to the Board of Directors;

2.   “FOR” ratification of KPMG Huazhen LLP as our independent registered public accounting firm;

3.   “FOR” the approval of the Company’s 2021 Long-Term Incentive Plan; and

4.   “FOR” the approval of the CEO Award.

Q:	What happens if additional matters are presented at the Annual Meeting?

A:	Other than the items of business described in this Proxy Statement, we are not aware of any other business to be acted upon at the Annual Meeting. If you grant a proxy, the persons named as proxy holders will have the discretion to vote your shares on any additional matters properly presented for a vote at the Annual Meeting in accordance with Delaware law and our Bylaws.

Q:	How do I vote?

A:	You may either vote by mail or in person at the Annual Meeting. To vote by mail, please sign your proxy card and mail it in the enclosed, prepaid and addressed envelope. If you mark your voting instructions on the proxy card, your shares will be voted in accordance with your instructions. If you return a signed card but do not provide voting instructions, your shares will be voted based on the recommendations of the Board of Directors. We will pass out written ballots to anyone who wants to vote at the Annual Meeting. If you hold your shares through a brokerage account and do not have a physical share certificate, you must request a legal proxy from your stockbroker in order to vote at the Annual Meeting.

Q:	What does it mean if I receive more than one proxy card?

A:	It means that you have multiple accounts at the transfer agent and/or with stockbrokers. Please sign and return all proxy cards to ensure that all your shares are voted.

Q:	How many votes do you need to hold the Annual Meeting?

A:	A majority of the Company’s outstanding shares of Common Stock as of the record date must be present at the Annual Meeting, in person or in proxy, in order to hold the Annual Meeting and conduct business. This is called a quorum. Proxies received but marked as abstentions and broker non-votes, if any, will be included in the calculation of the number of shares considered to be present at the meeting for quorum purposes.

Q:	What is the voting requirement to approve the proposals?

A:

In order for a director to be elected, he must receive the affirmative vote of a plurality of the shares voted. In other words, the two nominees receiving the greatest number of affirmative votes cast will be elected. Abstentions and broker non-votes will not have an effect on the outcome of the election of directors.

Ratification of the appointment of KPMG Huazhen LLP as our independent registered public accounting firm also requires the affirmative vote of the majority of shares present or represented and entitled to vote. Abstentions are counted as votes present and entitled to vote and have the same effect as votes “against” the proposal.

Approval of the Company’s 2021 Long-Term Incentive Plan requires the affirmative vote of the majority of shares present or represented and entitled to vote. Abstentions are counted as votes present and entitled to vote and have the same effect as votes “against” the proposal.

Approval of the CEO Award requires the affirmative vote of the majority of shares present or represented and entitled to vote. Abstentions are counted as votes present and entitled to vote and have the same effect as votes “against” the proposal.

Q:	Do any of the Company’s officers and directors have an interest in the proposals?

A:	Yes. The Company’s Chairman and Executive Chairman, Wei-Wu He, Ph.D. will receive stock options covering eight million shares of the Company’s Common Stock, if the CEO Award is approved.

Q:	What are broker non-votes? If my shares are held in street name by my broker, will my broker vote my shares for me?

A:

In the United States, the majority of public company stockholders hold their shares through a bank, broker, trustee or other nominee, rather than directly in their own name. When shares are so held, the stockholder is considered the “beneficial owner” of shares held in “street name” and the broker will request voting instructions from the beneficial owner. Generally, broker non-votes occur when shares held by a broker, bank, or other nominee in “street name” for a beneficial owner are not voted with respect to a particular proposal because the broker, bank, or other nominee (1) has not received voting instructions from the beneficial owner and (2) lacks discretionary voting power to vote those shares with respect to that particular proposal.

•     Non-Discretionary Items. The election of directors (Proposal 1), approval of the 2021 Long-term Incentive Plan (Proposal 3), and approval of the CEO Award (Proposal 4) are non-discretionary items and may not be voted by banks, brokers or other nominees that have not received specific voting instructions from beneficial owners. If you have not specifically instructed your bank, broker or other nominee how to vote your shares on any of these proposals, your shares will not be voted on that matter.

•     Discretionary Items.   The ratification of the appointment of KPMG Huazhen LLP as our independent registered public accounting firm (Proposal 2) is a discretionary item. Generally, banks, brokers or other nominees that do not receive specific voting instructions from beneficial owners may vote on this proposal at their discretion.

Q:	Can I change my vote after I have delivered my proxy?

A:	Yes. You may revoke your proxy at any time before its exercise. You may also revoke your proxy by voting in person at the Annual Meeting. If your shares are held in street name, you must contact your brokerage firm or bank to change your vote or obtain a proxy to vote your shares if you wish to cast your vote in person at the Annual Meeting.

Q:	How are votes counted?

A:	Voting results will be tabulated and certified by our transfer agent, American Stock Transfer & Trust Company.

Q:	Where can I find the voting results of the Annual Meeting?

A:

Preliminary voting results will be announced at the Annual Meeting. We will report final voting results in a Current Report on Form 8-K, which we expect to file with the SEC within four business days after the Annual Meeting. If final voting results are not available to us in time to file a Form 8-K within four business days after the meeting, we intend to file a Form 8-K to publish preliminary results and, within four business days after the final results are known to us, file an additional Form 8-K to publish the final results.

You can obtain a copy, at no charge, of such Current Report on Form 8-K or any of our SEC reports:

•   by contacting our corporate offices via phone at (240) 864-2643 or by email at ir@casipharmaceuticals.com; or

•   through the SEC via their website: www.sec.gov.

VOTING SECURITIES

Holders of record of shares of the Company’s Common Stock as of the close of business on April 20, 2021 (the “Record Date”) are entitled to notice of and to vote at the Annual Meeting on all matters. On the Record Date, the Company had outstanding 139,797,487 shares of Common Stock. Each outstanding share is entitled to one vote upon all matters to be acted upon at the Annual Meeting. A majority of the outstanding shares of Common Stock entitled to vote on any matter and represented at the Annual Meeting, in person or by proxy, shall constitute a quorum.

Abstentions and broker non-votes are counted for purposes of determining the presence or absence of a quorum for the transaction of business at the Annual Meeting.

For the election of directors, you have the option to vote “For” or “Withhold” authority to vote for any of the director nominees. Assuming a quorum is present, the affirmative vote of a plurality of the shares of Common Stock cast in person or represented by proxy at the Annual Meeting and entitled to vote is required to elect director nominees. That means that the two director nominees with the most votes will be elected. If you “Withhold” authority to vote on any or all nominees, your vote will have no effect on the outcome of the election. If you hold your shares in “street name” and do not provide instructions to your broker, your broker will not have discretionary authority with respect to the proposal to elect directors and will therefore provide a “broker non-vote.” Because broker non-votes are not deemed votes cast, they will not affect the outcome of the election of director nominees.

For the ratification of the appointment of KPMG Huazhen LLP as the independent registered public accounting firm of the Company for the fiscal year ending December 31, 2021, you have the option to vote “For,” “Against” or “Abstain” from voting. Assuming a quorum is present, the affirmative vote of a majority of the shares of Common Stock cast in person or represented by proxy at the Annual Meeting and entitled to vote is necessary to approve this proposal. If you “Abstain” from voting on this proposal, your shares will be counted as present and entitled to vote and your vote will have the same legal effect as a vote “against” the proposal. If you hold your shares in “street name” and do not provide instructions to your broker, your broker will have discretionary authority to vote your shares with respect to this proposal.

For the approval of the Company’s 2021 Long-Term Incentive Plan, you have the option to vote “For,” “Against” or “Abstain” from voting. Assuming a quorum is present, the affirmative vote of a majority of the shares of Common Stock cast in person or represented by proxy at the Annual Meeting and entitled to vote is necessary to approve this proposal. If you “Abstain” from voting on this proposal, your shares will be counted as present and entitled to vote and your vote will have the same legal effect as a vote “against” the proposal. If you hold your shares in “street name” and do not provide instructions to your broker, your broker will not have discretionary authority with respect to these proposals and will therefore provide a “broker non-vote.” Because broker non-votes are not deemed votes cast, they will not affect the outcome of this proposal.

For the approval of the CEO Award, you have the option to vote “For,” “Against” or “Abstain” from voting. Assuming a quorum is present, the affirmative vote of a majority of the shares of Common Stock cast in person or represented by proxy at the Annual Meeting and entitled to vote is necessary to approve this proposal. If you “Abstain” from voting on this proposal, your shares will be counted as present and entitled to vote and your vote will have the same legal effect as a vote “against” the proposal. If you hold your shares in “street name” and do not provide instructions to your broker, your broker will not have discretionary authority with respect to these proposals and will therefore provide a “broker non-vote.” Because broker non-votes are not deemed votes cast, they will not affect the outcome of this proposal.

The Company is not currently aware of any matters that will be brought before the Annual Meeting (other than procedural matters) that are not referred to in the enclosed Notice of Annual Meeting.

SECURITY OWNERSHIP OF MANAGEMENT AND CERTAIN BENEFICIAL HOLDERS

The following table sets forth the beneficial ownership of the Company’s Common Stock as of April 19, 2021 for (i) each director (including nominees), (ii) each named executive officer named in the Summary Compensation Table, (iii) all directors (including nominees) and executive officers of the Company as a group, and (iv) each person or group known by us to beneficially own more than 5% of our outstanding stock.

Name of Beneficial Owner	Amount and Nature of Beneficial Ownership (1)		Percentage of Common Stock Outstanding
Directors:
Quan Zhou, Ph.D.	10,047,530	(2)(3)	7.11%
James Huang	604,822	(2)	*
Y. Alexander Wu, Ph.D.	341,685	(2)	*
Rajesh C. Shrotriya, MD	302,795	(2)	*
Franklin C. Salisbury, Jr.	316,685	(2)	*

Named Executive Officers:
Wei-Wu He, Ph.D., Chairman and CEO	24,601,994	(2)(4)	16.54%
Wei (Larry) Zhang, President	570,153	(2)	*
Alexander A. Zukiwski, MD, Chief Medical Officer	350,000	(2)	*
Weihao Xu, Former Chief Financial Officer(5)	10,000		*

All executive officers and directors as a group (9 persons)(2)	37,145,664	(2)	24.32%

More than 5% Beneficial Owners:
IDG-Accel China and affiliated entities(6) Unit 1509, The Center 99 Queen’s Road, Central, Hong Kong	9,773,370		6.93%

Spectrum Pharmaceuticals, Inc. and affiliated entities(7) 11500 S. Eastern Ave., Suite 240 Henderson, NV 89052	7,556,477		5.41%

Sparkle Byte Limited(8) 6/F, Tower A, COFCO Plaza 8 Jianguomennei Avenue Beijing, 100005, China	10,198,518		7.30%

Wealth Strategy Holdings Limited(9) Level 12, International Commerce Centre 1 Austin Road West, Kowloon, Hong Kong	10,017,959		7.12%

Emerging Technology Partners LLC(10) 4919 Rebel Ridge Drive Sugar Land, TX 77478	12,207,986		8.66%

Consonance Capman GP LLC(11) 1370 Avenue of the Americas, Floor 33 New York, NY 10019	7,576,431		5.42%

Federated Hermes, Inc.(12) 1001 Liberty Avenue Pittsburgh, PA 15222	7,000,000		5.01%

(1)	Beneficial ownership is defined in accordance with the rules of the SEC and the information does not necessarily indicate beneficial ownership for any other purpose. Under such rules, beneficial ownership includes any shares over which the person or entity has sole or shared voting power or investment power and also any shares that the person or entity can acquire within 60 days of April 19, 2021 through the exercise of any stock option or other right. For purpose of computing the percentage of outstanding shares of common stock held by each person or entity, any shares that the person or entity has the right to acquire within 60 days after April 19, 2021, are deemed to be outstanding with respect to such person or entity but are not deemed to be outstanding for the purpose of computing the percentage of ownership of any other person or entity. Unless otherwise noted, each individual has sole voting and investment power with respect to the shares shown in the table above. The address for each person set forth above, unless otherwise noted, is c/o CASI Pharmaceuticals, Inc., 9620 Medical Center Drive, Suite 300, Rockville, Maryland 20850.

(2)	Includes shares issuable upon exercise of options and warrants which are exercisable within 60 days of April 19, 2021, in the following amounts: Wei-Wu He, 8,944,581 (including 1,234,567 shares underlying warrants through ETP Global Fund L.P.); James Huang, 604,631; Y. Alexander Wu, 341,685; Franklin C. Salisbury, 316,685; Rajesh Shrotriya, 302,795; Quan Zhou, 1,508,727 (including 1,234,567 shares underlying warrants through IDG-Accel China and affiliated entities); Wei (Larry) Zhang, 550,000; Alexander Zukiwski, 350,000; and all executive officers and directors as a group, 12,919,104.

(3)	Includes 9,773,370 shares beneficially held by IDG-Accel China and affiliated entities as to which Dr. Zhou disclaims beneficial ownership.

(4)	Includes 441,072 shares beneficially held by Emerging Technology Partners, LLC, 8,766,914 shares beneficially held by ETP Global Fund. L.P., and 3,000,000 shares beneficially held by ETP BioHealth III Fund, L.P.

(5)	Includes 10,000 shares held by Mr. Xu’s spouse for which Mr. Xu shares voting and investment power. Effective as of March 29, 2021, Weihao Xu resigned as Chief Financial Officer.

(6)	Number of shares and percentage of common stock outstanding are based on the books and records of the Company. According to information provided by IDG in a Schedule 13D Amendment filed on March 20, 2018, the following persons have sole voting and dispositive power and shared voting and dispositive power over the shares indicated in the table below: (i) IDG-Accel Growth, (ii) IDG-Accel Investors, (iii) IDG-Accel China Growth Fund III Associates L.P., an exempted Cayman Islands limited partnership and the sole general partner of IDG-Accel Growth (“IDG-Accel Associates”), (iv) IDG-Accel China Growth Fund GP III Associates, Ltd., an exempted Cayman Islands limited company (“IDG-Accel GP,” and collectively with IDG-Accel Growth, IDG-Accel Investors and IDG-Accel Associates, “IDG-Accel”), and the sole general partner of each of IDG-Accel Investors and IDG-Accel Associates, (v) Chi Sing Ho, an individual, and director and shareholder of IDG- Accel GP, and (vi) Quan Zhou, an individual, director and shareholder of IDG-Accel GP:

	Sole Power to	Shared Power to	Sole Power to	Shared Power to
	Vote/Direct Vote	Vote/Direct Vote	Dispose/Direct Disposition	Dispose/Direct Disposition
IDG-Accel Growth	9,126,375	646,995	9,126,375	646,995
IDG-Accel Investors	646,995	9,126,375	646,995	9,126,375
IDG-Accel Associates	9,126,375	646,995	9,126,375	646,995
IDG-Accel GP	9,773,370	0	9,773,370	0
Chi Sing Ho	0	9,773,370	0	9,773,370
Quan Zhou	75,000	9,773,370	75,000	9,773,370

(7)	Number of shares and percentage of common stock outstanding are based on the books and records of the Company. Based in part on a Schedule 13D Amendment filed jointly by Spectrum Pharmaceuticals, Inc. (“Spectrum”) and Spectrum Pharmaceuticals Cayman, L.P. (“Spectrum Cayman”) on August 18, 2020, according to which, Spectrum has sole voting and dispositive power over 4,584,053 shares that are held directly by Spectrum and shared voting and dispositive power over the 4,650,262 shares held by Spectrum Cayman, and Spectrum Cayman has shared voting and dispositive power over the 4,650,262 shares held directly by Spectrum Cayman.

(8)	According to a Schedule 13D Amendment filed with the SEC on November 14, 2018, the record owner of these shares is Sparkle Byte Limited. By virtue of holding 100% of the equity interest of Sparkle Byte Limited, Snow Moon Limited may be deemed to have sole voting and dispositive power with respect to these shares. By virtue of holding 100% of the equity interest of Snow Moon Limited, Tianjin Jingran Management Center (Limited Partnership) may be deemed to have sole voting and dispositive power with respect to these shares. By virtue of being the general partner of Tianjin Jingran Management Center (Limited Partnership), He Xie Ai Qi Investment Management (Beijing) Co., Ltd. may be deemed to have sole voting and dispositive power with respect to these shares. By virtue of being the shareholders and/or directors of He Xie Ai Qi Investment Management (Beijing) Co., Ltd., Jianguang Li, Dongliang Lin, Fei Yang and Hugo Shong may be deemed to have shared voting and dispositive power with respect to these shares.

(9)	Beneficial ownership is based on the books and records of the Company. According to a Schedule 13G filed on October 11, 2018 and amendments to the Schedule 13G filed on February 19, 2020 by Wealth Strategy Holding Limited (“WSH”), WSH has sole voting power and dispositive power over the shares.

(10)

Beneficial ownership is based on the books and records of the Company and based in part on a Schedule 13D filed on January 12, 2018, a Schedule 13D/A filed on April 4, 2018 and a second amendment to Schedule 13D/A filed on March 24, 2020, Emerging Technology Partners, LLC (“ETP”), a Delaware limited liability company, is the general partner of ETP Global Fund L.P. (“ETP Global”), a Delaware limited partnership. ETP is the general partner of ETP BioHealth III Fund, L.P. (“ETP BioHealth”), a Delaware limited partnership. ETP Global has shared voting and dispositive power with respect to 8,766,914 shares of common stock.  ETP BioHealth has shared voting and dispositive power with respect to 3,000,000 shares of common stock. ETP has shared voting and dispositive power with respect to 12,207,986 shares of common stock.  Dr. He, as founder and managing member of each of ETP and ETP Global, may be deemed the indirect beneficial owner of the 12,207,986 shares of common stock owned by ETP, ETP Global and ETP BioHealth.

(11)	Based solely on a Schedule 13G filed jointly by Consonance Capital Management LP, Consonance Capital Opportunity Fund Management LP, Mitchell Blutt and Consonance Capman GP LLC on February 17, 2021. Consonance Capital Management LP shares voting and dispositive power with respect to 5,401,296 shares. Consonance Capital Opportunity Fund Management LP shares voting and dispositive power with respect to 2,175,135 shares. Mitchell Blutt shares voting and dispositive power with respect to 7,576,431 shares. Consonance Capman GP LLC shares voting and dispositive power with respect to 7,576,431 shares. The reported number of shares does not include any shares that may have been purchased in the Company’s March 2021 public offering.

(12)	Based solely on a Schedule 13G filed on February 12, 2021 jointly by Federated Hermes, Inc. and Voting Shares Irrevocable Trust, each of which has sole voting and dispositive power with respect to 7,000,000 shares, and Thomas R. Donahue, Rhodora J. Donahue and J. Christopher Donahue, each of whom has shared voting and dispositive power with respect to 7,000,000 shares. The reported number of shares does not include any shares that may have been purchased in the Company’s March 2021 public offering.

* Represents less than 1% of the common stock outstanding.

PROPOSAL 1

ELECTION OF DIRECTORS

Our Board of Directors currently consists of six members and is divided into three classes with terms currently expiring at the Annual Meeting and the annual meetings of stockholders to be held in 2023 and 2024. At the Annual Meeting, two directors will be elected by the stockholders to serve the terms described herein. Upon the recommendation of the independent members of the Board of Directors, the Board of Directors recommends that Dr. He and Dr. Shrotriya be elected as directors of the Company, and it is intended that the accompanying proxy will be voted FOR the election of Dr. He and Dr. Shrotriya as directors, unless the proxy contains contrary instructions. The Company has no reason to believe that any of the nominees will not be a candidate or will be unable to serve. However, in the event that any nominee should become unable or unwilling to serve as a director, the persons named in the proxy have advised that they will vote (unless authority has been withdrawn) for the election of such person as shall be designated by the independent members of the Board of Directors.

Dr. He and Dr. Shrotriya currently serve as directors of the Company and have consented to being named in this Proxy Statement and to serve if elected.

The following table sets forth each nominee to be elected at the Annual Meeting, our continuing directors, the year each such nominee or director was first elected a director, the positions with the Company currently held by the nominee or director and the year the nominee’s or director’s current term will expire:

Nominee’s or Director’s Name and Year First Became a Director	Position(s) with the Company	If Elected, Year Term will Expire
Wei-Wu He. – 2012	Chairman and CEO	2024
Rajesh C. Shrotriya, MD – 2014	Director	2024
Continuing Directors:	Position(s) with the Company	Year Term will Expire
James Huang – 2013	Director	2022
Quan Zhou, Ph.D. – 2016	Director	2022
Franklin Salisbury, Jr. – 2014	Director	2023
Y. Alexander Wu, Ph.D. – 2013	Director	2023

Vote Required

Election of a director requires the affirmative vote of a plurality of the shares of common stock present or represented and entitled to vote at the meeting. This means that each nominee will be elected if he receives more affirmative votes than votes withheld for such nominee. Broker non-votes will not affect the outcome of the election.

Board of Directors Recommendation

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ELECTION OF THE NOMINATED DIRECTORS AND SIGNED PROXIES THAT ARE RETURNED WILL BE SO VOTED UNLESS OTHERWISE INSTRUCTED ON THE PROXY CARD.

MANAGEMENT

Directors and Executive Officers

The following table sets forth the director nominees to be elected at the Annual Meeting, the continuing directors and the executive officers of the Company, their ages, and the positions currently held by each such person with the Company as of April 14, 2021.

Name	Age	Positions
Director Nominees for Election:
Wei-Wu He, Ph.D.	55	Chairman and CEO
Rajesh C. Shrotriya, MD	77	Director

Continuing Directors:
Franklin C. Salisbury, Jr.(1)(2)	65	Director
Y. Alexander Wu, Ph.D.(1)(2)	57	Director
James Huang(3)	55	Director
Quan Zhou, Ph.D.(4)	63	Director

Executive Officers:
Wei-Wu He, Ph.D.	55	Chairman & CEO
Wei (Larry) Zhang	62	President
Alexander A. Zukiwski, MD	63	Chief Medical Officer

(1)	Member of Compensation Committee
(2)	Member of Audit Committee
(3)	Chairman of Audit Committee
(4)	Chairman of Compensation Committee.

Set forth below is a brief description of the principal occupation and business experience of each nominee and continuing director, as well as the summary of our views as to the qualifications of each nominee and continuing director to serve on the Board of Directors and each board committee of which he is a member. Our views are informed not only by the current and prior employment and educational background of our directors, but also by the Board of Directors’ experience in working with their fellow directors. Each director has had the opportunity to assess the contributions that the directors have made to our Board of Directors as well as their industry knowledge, judgment and leadership capabilities.

Nominees for Election

 Wei-Wu He, Ph.D. Dr. He has served as Chairman and CEO since April 2, 2019. Dr. He served as Executive Chairman of the Company from February 23, 2018 to April 2, 2019, as Chairman of the Company from May 2013 to February 23, 2018, and as Executive Chairman from February 2012 to May 2013. Dr. He has been serving as Executive Chairman of Human Longevity Inc. (a privately-held biotechnology firm specializing in combining DNA sequencing with machine learning) since July 2019. He also is the founder and General Partner of Emerging Technology Partners, LLC, a life sciences focused venture fund established in 2000. Dr. He has been involved in founding or funding over 20 biotech companies throughout his career, some of which went on to be acquired by significantly larger firms. In the earlier part of his career, Dr. He was one of the first few scientists at Human Genome Sciences, and prior to that, was a research fellow at Massachusetts General Hospital and Mayo Clinic. Dr. He is an author to more than 25 research publications and inventor of over 30 issued patents. Dr. He received his Ph.D. from Baylor College of Medicine and MBA from The Wharton School of University of Pennsylvania. We believe that as a seasoned leader in the biotechnology industry and demonstrated financing and business acumen in both the United States and China, Dr. He adds valuable insight and expertise to the Board of Directors. Dr. He’s knowledge of the drug development process provides valuable insight to the Company. His leadership skills, strategic analysis, industry knowledge and substantial experience in the biotech sector give him the qualifications and skills to serve as a director and the Chairman of the Company.

Rajesh C. Shrotriya, MD. Dr. Shrotriya has been a director of the Company since September 2014. From 2000 – 2017, he was President and Chief Operating Officer and Chief Executive Officer of Spectrum Pharmaceuticals, a biopharmaceutical company. He is also a Trustee of the UNLV Foundation. Prior to joining Spectrum, from September 2000 to August 2002, Dr. Shrotriya was President and COO of Neotherapeutics, Inc., and prior to that he was Executive Vice President and Chief Scientific Officer for SuperGen, Inc. and Vice President, Medical Affairs and Vice President, Chief Medical Officer at MGI Pharma, Inc. For 18 years he held various positions at Bristol-Myers Squibb Company, the most recent being Executive Director Worldwide CNS Clinical Research. Dr. Shrotriya’s significant leadership experience in the biopharmaceutical sector, along with his experience as a physician and his expertise in drug development, make him well-qualified to serve on our Board of Directors.

Continuing Directors

James Huang. Mr. Huang has been a director of the Company since April 2013. Mr. Huang joined Kleiner Perkins China, a venture capital company, as a managing partner in 2011 and focuses on the firm’s life sciences practice. Mr. Huang is also managing partner of Panacea Venture, a global healthcare venture capital company he founded in 2017. His main investment interests are innovative and transformative early and growth stage healthcare companies. Mr. Huang has made more than 31 global investments since 2007. Before Kleiner Perkins and Panacea Venture, James was a managing partner at Vivo Ventures, a venture capital firm specializing in life sciences investments. While at Vivo, James led numerous investments in China. Before joining Vivo in 2007, James was president of Anesiva, a biopharmaceutical company focused on pain-management treatments. During his 20-year career in the pharmaceutical and biotech industry, he also held senior roles in business development, sales, marketing and R&D with Tularik Inc. (acquired by Amgen), GlaxoSmithKline LLC, Bristol-Meyers Squibb and ALZA Corp. (acquired by Johnson & Johnson). Mr. Huang is Chairman of the Board at Ziopharm Oncology, Windtree Therapeutics, Eden Biologics, TriArm Therapeutics, Tactiva Therapeutics, Chime Biologics and XW Pharma and Director at Orion Biotech, Kindstar Global and Asian Pacific Medical. James received an M.B.A. from the Stanford Graduate School of Business and a B.S. degree in chemical engineering from the University of California, Berkeley. Mr. Huang’s deep experience and numerous contacts with a large number of life science companies, extensive industry knowledge in both U.S. and China, business development expertise, coupled with his financial background, provides significant abilities to guide the Company as a member of the Board of Directors as well as serving as Chair of the Audit Committee.

Quan Zhou, Ph.D. Dr. Zhou has been a director of the Company since June 2016. Dr. Zhou has been the managing partner of IDG Capital since 1995. IDG Capital manages a number of venture capital and private equity funds, including IDG-Accel China Growth Fund III LP and IDG-Accel China III Investors LP. Dr. Zhou also serves as a director of a number of private companies. Dr. Zhou received a bachelor’s degree in chemistry from China Science and Technology University, a master’s degree in chemical physics from the Chinese Academy of Sciences and a Ph.D. degree in fiber optics from Rutgers University. Dr. Zhou’s qualifications to serve on the Board of Directors, as well as serving as the Chair of the Compensation Committee, include his substantial and successful financing, business and operation experience.

Franklin C. Salisbury, Jr. Mr. Salisbury has been a director of the Company since June 2014. Mr. Salisbury is a co-founder and director of AIM-HI Translational Research, a nonprofit accelerator fund which is an extension of the National Foundation for Cancer Research (NFCR). Prior to AIM-HI, Mr. Salisbury was Chief Executive Officer of the National Foundation for Cancer Research (NFCR) from 1997 to 2018. NFCR is an organization that supports basic science research at universities and research hospitals in order to accelerate new approaches to preventing, diagnosing and treating cancer. Under his leadership, NFCR has forged greater collaboration among scientists at universities, research hospitals, and pharmaceutical companies in the U.S. and China in an effort to bring new and innovative care to cancer patients. Mr. Salisbury also led NFCR to launch several research consortia that have enabled cancer researchers to pool their resources and reduce duplicate efforts, thereby accelerating discoveries being made and reducing the cost of achieving them. Mr. Salisbury also holds a B.A. in economics from Yale, a Juris Doctor, J.D., from the University of Georgia School of Law, a Masters of the Arts degree from the University of Chicago, and an M.Div. from Yale Divinity School. Mr. Salisbury’s leadership experience and significant background in supporting cancer research give him the qualifications and skills necessary to guide the Company’s Board of Directors, including as a member of the Compensation Committee and Audit Committee.

Y. Alexander Wu, Ph.D. Dr. Wu has been a director of the Company since April 2013. From 2006 to 2017, Dr. Wu was co- founder and Chief Executive Officer of Crown Bioscience, Inc., a drug discovery and preclinical research organization in the oncology sector with over 600 employees. The company was acquired by JSR for over $400 million in 2017. Before co-founding Crown Bioscience, Dr. Wu was Chief Business Officer of Starvax International Inc., a biopharmaceutical R&D company focusing on the development of novel therapeutic drugs for the treatment of infectious disease and cancer. Prior to Starvax, he was the Head of Asian Operations with Burrill & Company, a life science venture capital and merchant bank. Dr. Wu also co-founded and was Chief Operating Officer of Unimicro Technologies, a life science instrumentation company. He started his career with Hoffmann-La Roche, where he was Manager of Business Development and Strategic Planning. Dr. Wu obtained his B.S. in biochemistry from Fudan University, China, a M.S. in Biochemistry from the University of Illinois, and a Ph.D. in molecular cell biology and MBA from the University of California, Berkeley. Dr. Wu’s experience in the biopharmaceutical industry and research in the oncology and small molecule areas, practical experience as a senior executive operating in U.S. and China, and entrepreneurial vision makes him uniquely qualified to serve as a Director, as well as a member of the Compensation Committee and Audit Committee.

Executive Officers

The names and biographies of our executive officers, as of April 20, 2021, are set forth below:

Wei-Wu He, Ph.D. See “ ─ Nominees for Election” above.

Wei (Larry) Zhang. Mr. Zhang joined the Company in September 2018 as President of CASI (Beijing) Pharmaceuticals Co., Ltd., now known as CASI Pharmaceuticals (China) Co., Ltd. (“CASI China”), which is a subsidiary of the Company, and his role expanded to President of the Company in September 2019 and has more than 20 years management experience in the healthcare and biopharmaceutical industries in the U.S., Asia Pacific, and China. Prior to joining the Company’s Beijing office, Mr. Zhang was Vice President, Head of Public Affairs and Corporate Responsibility at Novartis Group (China) focusing on the public affairs/public relations strategy including initiating Novartis’ China policy focusing on National Medical Product Administration (NMPA) new drug approval reform, IP protection, generic quality consistency evaluation and new regulations on biosimilars. From 2021-2016, he was Chief Executive Officer of Sandoz Pharmaceutical (China), a Novartis Company. Mr. Zhang has also held executive leadership roles with Bayer Healthcare and Baxter International Corporation in the U.S. and Asia Pacific. He holds a bachelor and master degree in nuclear physics from University of Science & Technology of China, an MBA in marketing/finance from the University of California at Los Angeles (UCLA), and received Ph.D. training in political science from University of Utah.

Alexander A. Zukiwski, MD. Dr. Zukiwski joined the Company in April of 2017 as Chief Medical Officer. Prior to joining the Company, Dr. Zukiwski was Chief Executive Officer and Chief Medical Officer of Arno Therapeutics and has been a Director of Arno Therapeutics (“Arno”) since 2014. At Arno, his responsibilities included leading the clinical development and regulatory affairs teams to support the company’s pipeline. Prior to Arno in 2007, Dr. Zukiwski served as Chief Medical Officer and Executive Vice President of Clinical Research at MedImmune LLC (“MedImmune”). Prior to MedImmune, Dr. Zukiwski held several roles of increasing responsibility at Johnson & Johnson’s (“J&J”) medical affairs and clinical development functions at Johnson & Johnson Pharmaceutical Research & Development LLC (“J&JPRD”); Centocor R&D and Ortho Biotech. Before joining J&J, he served in clinical oncology positions at pharmaceutical companies such as Hoffmann-LaRoche, Glaxo Wellcome and Rhone-Poulenc Rorer. Dr. Zukiwski has more than 21 years of experience in global drug development and supported the clinical evaluation and registration of many successful oncology therapeutic agents, including Taxotere®, Xeloda®, Procrit®/Eprex®, Velcade®, Yondelis®, and Doxil®. He previously served as a Member of Medical Advisory Board at Gem Pharmaceuticals, LLC and served as a Director of Ambit Biosciences Corporation. Dr. Zukiwski holds a bachelor’s degree in pharmacy from the University of Alberta and a Doctor of Medicine degree from the University of Calgary. He conducted his post-graduate training at St. Thomas Hospital Medical Center in Akron, Ohio and the University of Texas MD Anderson Cancer Center.

All executive officers of the Company are elected by the Board of Directors on an annual basis and serve until their successors have been duly elected and qualified.

CORPORATE GOVERNANCE

Director Independence

Our Board of Directors currently consists of six members and is divided into three classes.

The Board of Directors affirmatively determined that each of the directors and nominees, with the exception of Dr. Wei-Wu He, our Chairman and CEO, qualify as “independent” as defined by applicable NASDAQ and SEC rules. In making this determination, the Board of Directors concluded that none of these members has a relationship which, in the opinion of the Board of Directors, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. Dr. He does not serve on any independent committees.

Board of Directors Meetings and Attendance

The Board of Directors of the Company held four regular meetings and four special board meetings during the fiscal year ended December 31, 2020 (“fiscal 2020”). Each director attended 75% or more of the meetings of the Board of Directors and committees of which they were members during fiscal 2020. The Company generally encourages, but does not require, directors to attend the Company’s annual meeting of stockholders. The Company considers the international travel associated with directors attending the annual meeting and the Company’s objective of preserving its cash resources. No directors attended the last annual meeting of stockholders.

Board Committees

The Board of Directors has two standing committees: the Audit Committee and the Compensation Committee. For greater efficiency, the Nominating and Corporate Governance Committee was disbanded in 2013 and the committee’s function was delegated to the independent members of the Board of Directors. Each member of these committees is independent as defined under applicable NASDAQ and SEC rules. Each of the Audit and Compensation Committees has a written charter approved by the Board of Directors. The current members of each of the committees are identified below:

Director	Audit	Compensation
Wei-Wu He, Chairman and CEO
James Huang	X (chairman and financial expert)
Quan Zhou		X (chairman)
Franklin C. Salisbury, Jr.	X	X
Rajesh C. Shrotriya
Y. Alexander Wu	X	X

Audit Committee

The primary purpose of the Audit Committee is to oversee: (a) management’s preparation of the financial statements and management’s conduct of the Company’s accounting and financial reporting process, (b) management’s maintenance of the Company’s internal control over financial reporting, (c) the Company’s compliance with legal and regulatory requirements, and (d) the qualifications, independence and performance of the Company’s independent registered public accounting firm. The Audit Committee held four meetings during fiscal 2020.

The Company’s independent registered public accounting firm is ultimately accountable to the Audit Committee in its capacity as a committee of the Board of Directors. The Audit Committee has sole authority and responsibility to appoint, compensate, oversee, evaluate, and, where appropriate, replace the Company’s independent registered public accounting firm. In addition, the Audit Committee must approve any audit and permitted non-audit services to be provided by the Company’s independent registered public accounting firm.

The Board of Directors has adopted a written charter for the Audit Committee, a copy of which is available on our website at www.casipharmaceuticals.com. All members of the Audit Committee meet the independence and financial literacy requirements as defined by applicable NASDAQ and SEC rules. The Board of Directors has determined that James Huang, chairman of the Audit Committee, is an “audit committee financial expert” as defined by the rules and regulations of the SEC.

Compensation Committee

The Compensation Committee develops and recommends to the Board of Directors the compensation and benefits of the CEO and other executive officers of the Company, reviews general policy matters relating to compensation and benefits of employees of the Company and administers the Company’s stock option plans. The Compensation Committee also reviews, and if appropriate, approves employment agreements, severance agreements, change in control agreements and provisions, and any special or supplemental benefits for each of our executive officers. The Compensation Committee held three meetings during fiscal 2020. Committee related matters were also discussed at meetings of either the entire Board of Directors or independent executive sessions of the Board of Directors.

The Board of Directors has adopted a written charter for the Compensation Committee, a copy of which is available on our website at www.casipharmaceuticals.com. All members of the Compensation Committee are “independent” as defined by applicable NASDAQ rules.

Board of Directors Leadership Structure and Role in Risk Oversight

The Board does not believe that mandating a particular structure, such as designating an independent lead director or having a separate Chairman and CEO is necessary to achieve effective oversight. As a result, our board of directors has not designated an independent lead director nor has it designated a separate Chairman and CEO. The Board of Directors believes that Dr. He is the best situated to identify strategic opportunities for our Company and to focus the activities of the Board of Directors due to his commitment to the business and his long tenure with CASI. The Board of Directors also believes that Dr. He’s dual roles as Chairman of the Board and CEO promotes effective execution of our business strategy and facilitates information flow between management and the Board of Directors.

The Board of Directors has ultimate authority and responsibility for overseeing our risk management. The Board of Directors does not have a standing risk committee, but primarily administers its oversight role during meetings of our Board of Directors and its committees. During regular meetings of the Board of Directors, members discuss the operating results for the current fiscal quarter and the status of our product candidates with senior management. These discussions allow the members of the Board of Directors to analyze any significant financial, operational, competitive, economic, regulatory and legal risks of our business model, as well as how effectively we implement our strategic and budgetary goals. The Board of Directors is also routinely informed of developments that affect our risk profile and those that are material to other aspects of our business. Further, significant transactions and decisions require approval by the Board of Directors, or the appropriate board committee.

The Compensation Committee is responsible for overseeing risks related to our cash and equity-based compensation programs and practices as well as for evaluating whether our compensation plans encourage participants to take excessive risks that are reasonably likely to have a material adverse effect on the Company. We believe that our executive and employee compensation plans are appropriately structured so as not to incent excessive risk taking and are not reasonably likely to have a material adverse effect on our business.

Director Candidates

The independent members of the Board of Directors identify potential nominees from various sources, including personal contacts and the recommendations of current directors and executive officers. In the past, the Company has used third party consultants to assist in identifying and evaluating potential nominees and the Board of Directors may do so in the future.

The Board of Directors will consider nominees for director recommended by a stockholder. Stockholders who wish to recommend a director nominee for consideration by the independent members of the Board of Directors should submit a nomination in accordance with the procedures outlined in the Company’s Bylaws or other procedures adopted by the Board of Directors, if any. Currently, the Company’s bylaws require stockholders to provide written notice of a proposed nominee to: CASI Pharmaceuticals, Inc., Attn: Secretary, 9620 Medical Center Drive, Suite 300, Rockville, Maryland 20850, not less than 60, nor more than 90, calendar days before the date on which the previous year’s proxy was mailed. Such notice must include all information specified in the bylaws relating to the proposed nominee.

The Board of Directors does not have specific, minimum qualifications for nominees and has not established specific qualities or skills that it regards as necessary for one or more of the Company’s directors to possess. In evaluating potential director candidates, the independent members of the Board of Directors may take into account all factors and criteria it considers appropriate, which shall include, among others:

•	whether the director/potential director possesses personal and professional integrity, sound judgment and forthrightness;

•	the director/potential director’s educational, business or scientific experience and other directorship experience;

•	whether the director/potential director assists in achieving a mix of directors that represents a diversity of background and experience;

•	whether the director/potential director, by virtue of particular business, professional or technical expertise, experience or specialized skill relevant to the Company’s current or future business, will add specific value as a member of the Board of Directors;

•	whether the director/potential director meets the independence requirements of NASDAQ listing standards; and

•	whether the director/potential director is free from conflicts of interest with the Company.

The Board of Directors does not have a formal policy with respect to diversity. To carry out its obligations with respect to the proper composition and functioning of the Board of Directors, the independent directors review the qualifications of all directors, evaluating skills and talents to assure a complementary balance of disciplines and perspectives. The independent directors also seek to further enhance the Board of Directors through diversity of experience, as well as gender and ethnic diversity. Through these and other activities, the independent directors seek to assemble a Board of Directors that can responsibly, critically and collegially work through major decisions based on each director’s experience, talent, skills and knowledge.

There are no differences in the manner in which the Board of Directors evaluates potential director nominees based on whether the potential nominee was recommended by a stockholder or through any other source.

Executive Sessions of Independent Directors

The independent members of the Board of Directors typically meet in executive sessions following regularly scheduled meetings of the Board of Directors. The Board of Directors continues to meet in closed sessions (without the presence of management) following each regularly scheduled meeting. The Board of Directors holds executive sessions of the independent directors without the presence of our Chairman and Chief Executive Officer, and James Huang, chairman of our Audit Committee, is responsible for leading these executive sessions.

Code of Ethics

The Company has adopted a Code of Ethics, as defined in applicable SEC and NASDAQ rules, which applies to the Company’s directors, officers and employees, including the Company’s principal executive officer and principal financial and accounting officer. The Code of Ethics is available on the Company’s website at www.casipharmaceuticals.com. The Company intends to disclose any amendment to or waiver of a provision of the Code of Ethics that applies to its principal executive officer, principal accounting officer or controller, or persons performing such information on its website.

Communications with the Board of Directors

Any stockholder who wishes to send any communications to the Board of Directors or to individual directors should deliver such communications to the Company’s executive offices, 9620 Medical Center Drive, Suite 300, Rockville, Maryland 20850, Attn: Investor Relations. Any such communication should indicate whether the communication is intended to be directed to the entire Board of Directors or to a particular director(s), and must indicate the number of shares of Company stock beneficially owned by the stockholder. Our investor relations department will forward appropriate communications to the Board of Directors and/or the appropriate director(s). Inappropriate communications include correspondence that does not relate to the business or affairs of the Company or the functioning of the Board of Directors or its committees, advertisements or other commercial solicitations or communications, and communications that are frivolous, threatening, illegal or otherwise not appropriate for delivery to directors.

DIRECTOR COMPENSATION

In setting director compensation, the Company considers the significant amount of time that directors expended in fulfilling their duties to the Company as well as the skill-level required by the Company of members of the Board of Directors. We compensate our non-employee members of the Board of Directors through a mixture of (i) cash and (ii) equity-based compensation.

For 2020, our non-employee members of the Board of Directors were paid through a mixture of (i) cash and (ii) equity-based compensation. Directors are paid $134,000 annually. Committee chairmen are paid an additional annual fee, ranging from $13,500 to $20,000. In order to help the Company conserve cash, it was determined that each director would receive approximately 20 percent of his compensation in cash and the remaining portion would be converted into stock options based on the Black-Scholes-Merton option-pricing method.

2020 Director Compensation

The table below summarizes the compensation paid by the Company to non-employee directors during the fiscal year ended December 31, 2020.

	Fees Earned or Paid in Cash	Stock Awards(1)	Option Awards(2)(3)	Non- Equity Incentive Plan Compensation	All Other Compensation	Total
Name	($)	($)	($)	($)	($)	($)
James Huang	$38,500	—	$123,200	—	—	$161,700
Y. Alexander Wu, Ph.D.	$37,625	—	$120,400	—	—	$158,025
Franklin C. Salisbury, Jr.	$37,625	—	$120,400	—	—	$158,025
Rajesh C. Shrotriya, MD	$33,500	—	$107,200	—	—	$140,700
Quan Zhou, Ph.D.	$36,875	—	$118,000	—	—	$154,875

(1)	The amounts in this column represent the grant date fair value calculated in accordance with ASC 718. There were no stock awards in 2020.
(2)	The amounts in this column represent the grant date fair value of options awarded, as calculated in accordance with ASC 718. Using the Black-Scholes-Merton option-pricing method, fair value was calculated as $1.75 per share, for all Board members. Assumptions used in the calculation of these amounts are included in Note 16 to the Company’s audited financial statements for the year ended December 31, 2020, set forth in the Company’s Annual Report on Form 10-K filed with the SEC on March 30, 2021.
(3)	As of December 31, 2020, each of the non-employee directors had the following aggregate number of options exercisable for shares of common stock: James Huang: 569,431; Y. Alexander Wu: 307,285; Franklin C. Salisbury, Jr.: 282,285; Rajesh C. Shrotriya: 272,167 and Quan Zhou: 240,446.

EXECUTIVE COMPENSATION

SUMMARY COMPENSATION TABLE

The following summary compensation table includes information concerning compensation for each of our named executive officers during fiscal years ended December 31, 2020 and 2019.

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($) (1)	Option Awards ($) (1)	Non-Equity Incentive Plan Compensation ($)	All Other Compensation ($)		Total ($)
Wei-Wu He, Ph.D. (2)	2020	$577,656	—	—	—	—	$241,831	(3)	$819,487
Chief Executive Officer	2019	$423,848	—	—	$8,600,000	—	$241,555		$9,265,103

Wei (Larry) Zhang (4)	2020	$437,094	—	—	—	—	$278,675	(5)	$715,769
President	2019	$339,207	—	—	$450,000	—	$166,889		$985,186

Alexander Zukiwski, MD	2020	$414,529	—	—	$—	—	$28,250	(6)	$442,779
Chief Medical Officer	2019	$407,600	$100,000	—	$426,000	—	$27,750		$961,350

Weihao Xu	2020	$14,583	—	—	$1,440,000	—	—		$1,454,583
Former Chief Financial Officer (7)	—	—	—	—	—	—	—		—

(1)	The amounts in this column represent the aggregate grant date fair value of these awards as calculated in accordance with ASC 718. Assumptions used in the calculation of these amounts are included in Note 16 to the Company’s audited financial statements for the year ended December 31, 2020, set forth in the Company’s Annual Report on Form 10-K filed with the SEC on March 30, 2021.
(2)	Dr. He was appointed Chief Executive Officer effective April 2, 2019.
(3)	Includes 401(k) matching contributions ($19,020), housing allowance for an apartment in Beijing ($123,414), allowance for tuition for pre-college age children ($79,348), and Company paid health insurance ($20,049).
(4)	Mr. Zhang was appointed President, CASI China, effective September 1, 2018, and appointed President of CASI Pharmaceuticals, Inc., effective September 10, 2019.
(5)	Includes reimbursement for total annual expenditures, including housing rental, meals, laundry services, and costs for children’s education and language training ($246,693). Also includes Company paid health insurance ($31,982).
(6)	Represents 401(k) matching and profit sharing contributions by the Company.
(7)	Mr. Xu was appointed Chief Financial Officer effective December 16, 2020. As of March 29, 2021, Weihao Xu resigned as Chief Financial Officer and forfeited all outstanding stock option awards.

OUTSTANDING EQUITY AWARDS

The following table includes certain information with respect to the value of all unexercised options previously awarded to the executive officers named above at the fiscal year ended December 31, 2020.

Name and Principal Position	Number of Securities Underlying Unexercised Options Exercisable		Number of Securities Underlying Unexercised Options Unexercisable		Option Exercise Price ($)	Option Expiration Date (1)
Wei-Wu He, Ph.D.	—		4,000,000	(2)	$2.85	04/02/2029
Chairman and Chief Executive Officer

Wei (Larry) Zhang	500,000	(3)	500,000	(3)	$6.95	09/01/2028
President	50,000	(3)	150,000	(3)	$3.35	06/22/2029

Alexander Zukiwski, MD	300,000	(4)	—		$1.34	04/03/2027
Chief Medical Officer	50,000	(3)	150,000	(3)	$3.16	12/15/2029

Weihao Xu
Former Chief Financial Officer (5)			800,000	(6)	$2.61	12/16/2030

(1)	The term of each option is ten years.
(2)	Options vest at the earlier of (i) the completion of a transformative event by the Company as determined in the discretion of the Compensation Committee and (ii) the second anniversary of the date of grant.
(3)	Options vest as follows: 25% on each of the first, second, third and fourth anniversary of the date of grant.
(4)	Options became exercisable 25% on date of grant and then in equal monthly installments over the next three years.
(5)	Mr. Xu was appointed Chief Financial Officer effective December 16, 2020. As of March 29, 2021, Weihao Xu resigned as Chief Financial Officer and forfeited all outstanding stock option awards.
(6)	Options vest as follows: 160,000 options on each of the first and second anniversaries of the date of grant and 240,000 options on each of the third and fourth anniversaries of the date of grant. Due to Mr. Xu’s resignation on March 29, 2021, these stock options have been forfeited or cancelled.

Employment Arrangements

The Company is currently a party to employment agreements with Wei-Wu He, Wei (Larry) Zhang, and Alexander Zukiwski. The terms of such agreements and the respective payments payable upon termination are set forth below.

Wei-Wu He, Ph.D., Chairman and CEO

Dr. He started as CEO on April 2, 2019 pursuant to the terms of an offer letter (the “Offer Letter”) from the Company, dated March 22, 2019. Under the terms of the Offer Letter, Dr. He was entitled to

•	an annual base salary of $568,000; and

•	an expatriate allowance consisting of tuition for pre-college age children (up to $120,000 per year) and a housing allowance for an apartment in Beijing.

Dr. He was also awarded a grant of options to purchase four million shares of the Company’s common stock at an exercise price of $2.85, the closing price on April 2, 2019, the grant date, vesting at the earlier of (i) the completion of a transformative event by the Company as determined in the discretion of the Compensation Committee or  (ii) the second anniversary of the date of grant, April 2, 2021.

On April 27, 2021, the Compensation Committee revised the annual compensation and benefits of Dr. He. Under the revised terms, effective the day after the Annual Meeting, Dr. He is entitled to:

•	an annual base salary of $100,000; and

•	continuation of an housing allowance for an apartment in Beijing, an allowance for tuition for pre-college age children, and Company paid health insurance.

Upon the recommendation of the Compensation Committee, on April 27, 2021 the Board approved a grant of stock options to Dr. He, conditioned on stockholder approval at the Annual Meeting, as set forth below in “Proposal 4 ─ Approval of the CEO Award”.

Wei (Larry) Zhang, President

Effective September 1, 2018, CASI (Beijing) Pharmaceuticals, Inc., now known as CASI Pharmaceuticals (China) Co., Ltd., entered into a labor contract with Wei (Larry) Zhang, governed by the laws of the People’s Republic of China. The term of the agreement is set for three years, until August 31, 2021. The contract will automatically terminate if not renewed, but the contract can be renewed if the parties agree to the terms of the renewal.

The contract provides for a base salary pre-tax of 170,000 yuan per month.

Mr. Zhang was also awarded an option to purchase 1,000,000 shares of common stock of the Company at an exercise price of $6.95, representing the closing price of our stock price on the Nasdaq Stock Market on September 1, 2018 (the date of grant). The stock options will vest 25% (250,000 shares) on each of the first four anniversaries of the date of grant.

CASI China can terminate the labor contact if it provides 30 days’ written notice or after it pays Mr. Zhang an extra month’s wages in cases where: (a) Mr. Zhang is injured and cannot resume his position; (b) Mr. Zhang fails the performance appraisal; or (c) where the employment contract cannot be performed. CASI China can terminate the labor contract at any time if (a) Mr. Zhang seriously violates the rules and regulations of CASI China; (b) Mr. Zhang is grossly negligent resulting in a loss of 10,000 Yuan or greater; (c) Mr. Zhang is investigated for criminal responsibility; or (d) Mr. Zhang has a labor relationship with other employers. Mr. Zhang can terminate the employment contract if CASI China (a) fails to provide appropriate working conditions; (b) fails to provide labor remuneration in a full and timely manner; or (c) fails to pay social insurance premiums. The contract is terminated if (a) CASI China is declared bankrupt and business license is revoked; or (b) if Mr. Zhang retires, resigns, dies or goes missing.

Under his contract, Mr. Zhang is also entitled to reimbursement for total annual expenditures up to 1,020,000 RMB per year. Included in that 1,020,000 RMB is up to 600,000 RMB for housing rental, up to 10,000 RMB for meals, up to 10,000 RMB for laundry services, and reimbursed costs for his children’s education and language training. In the event the amount of invoice for these items is less than 1,020,000 RMB, the remaining amount will be consolidated into Mr. Zhang’s annual bonus.

Alexander A. Zukiwski, MD, Chief Medical Officer

On April 3, 2017, the Company entered into an employment agreement with Alexander A. Zukiwski, MD. The term of the employment agreement is subject to automatic one-year extensions unless either party gives at least sixty days prior written notice not to extend.

The agreement provides for an annualized minimum base salary of $400,000. Dr. Zukiwski shall be eligible to earn incentive compensation up to an aggregate of $180,000, based upon the attainment of pre-established specific milestones related to his duties, the exact amount of which are determined by the Board of Directors or the Compensation Committee. Dr. Zukiwski’s base salary for fiscal 2020 was $414,529. In addition, upon the commencement of his employment, the Company granted stock options to Dr. Zukiwski covering 300,000 shares of Common Stock with a per share exercise price of $1.34, vested as to 25% 90 days from the date of grant, and the remainder ratably over three years on a monthly basis. These option awards are subject to the terms and conditions of the Company’s form of non-qualified stock option award agreement.

If the Company terminates Dr. Zukiwski “without cause,” Dr. Zukiwski will receive a severance benefit equal to six months of salary, payable in accordance with the Company’s customary pay practices, a pro-rata portion of any incentive compensation he would have been entitled to for that year, and continued insurance coverage for up to six months. Dr. Zukiwski also may resign at any time for “good reason,” (which generally means any material diminution or change in salary, responsibilities or title; relocation to an office more than 50 miles from Company headquarters; failure to continue health benefits; a failure to pay deferred compensation due under any plan; or the failure to honor any material aspect of the employment agreement), by providing at least thirty days’ prior written notice. Resignation for “good reason” or non-extension of the term of his agreement will be deemed a termination without cause. In addition, if Dr. Zukiwski’s employment is terminated upon disability or death, Dr. Zukiwski or his estate will be entitled to receive a payment equal to six months’ salary plus a pro-rated amount of any incentive compensation he would have been entitled to for that year.

The employment agreement imposes confidentiality obligations and a 6-month non-compete (12 months in the event of a resignation for other than good reason) on Dr. Zukiwski following termination of employment.

On April 3, 2017, the Company entered into a change-in-control agreement with Dr. Zukiwski. See “Change-in-Control Severance Agreements” for information on change-in-control termination payments. These change-in-control severance payments will be made in lieu of the severance payments under the executive’s employment agreement.

Change-In-Control Severance Agreements

The Company currently is a party to a Change in Control Agreement with Alexander A. Zukiwski.

Dr. Zukiwski’s Change in Control Agreement provides for certain benefits either upon an involuntary termination of employment, other than for cause, or resignation for “good reason,” upon a “Triggering Event.”

A Triggering Event includes a merger of the Company with and into an unaffiliated corporation if the Company is not the surviving corporation or the sale of all or substantially all of the Company’s assets. “Good reason” generally means any material diminution or change in salary, responsibilities or title; relocation to an office more than 50 miles from Company headquarters or office; a failure to continue health benefits; a failure to pay deferred compensation due under any plan; or the failure to honor any material aspect of the employment agreement.

The benefits to be received by Dr. Zukiwski, in the event his employment is terminated after a Triggering Event occurs, include: (i) receipt of a lump sum severance payment equal to Dr. Zukiwski’s then current annual salary and the average of the two prior year’s bonuses; (ii) pro rata current year bonus; (iii) continuation of life, health and disability benefits for twelve months after the termination of employment and (iv) in accordance with the terms of Dr. Zukiwski’s option agreement, all outstanding options would accelerate and become immediately exercisable. The closing stock price of our common stock on December 31, 2020 was $2.95 per share.

DELINQUENT SECTION 16(A) REPORTS

Section 16(a) of the 1934 Securities and Exchange Act (the “1934 Act”) requires the Company’s executive officers, directors and persons who beneficially own more than 10% of a registered class of the Company’s equity securities to file with the SEC initial reports of ownership and reports of changes in ownership of Common Stock and other equity securities of the Company. Such executive officers, directors, and greater than 10% beneficial owners are required by SEC regulation to furnish the Company with copies of all Section 16(a) reports filed by such reporting persons.

Based solely on our review of such forms furnished to the Company and written representations from certain reporting persons, we believe that all filing requirements applicable to our executive officers, directors and greater than 10% beneficial owners were timely made during fiscal 2020, with the exception of one late Form 4 filing by Wealth Strategy Holding Limited.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Any member of the Board of Directors who is a related person with respect to a transaction under review may not participate in the deliberations or vote respecting approval or ratification of the transaction, provided, however, that such director may be counted in determining the presence of a quorum at a meeting of the committee that considers the transaction.

Spectrum/Acrotech. The Company has certain product rights and perpetual exclusive licenses from Spectrum Pharmaceuticals, Inc. (“Spectrum”) to develop and commercialize EVOMELA® (Melphalan Hydrochloride For Injection) (“EVOMELA”), ZEVALIN® (Ibritumomab Tiuxetan) (“ZEVALIN”) and MARQIBO® (Vincristine Sulfate Liposome Injection) (“MARQIBO”) in the greater China region. Spectrum is a greater than 6.8% shareholder of the Company as of December 31, 2020.

Under the terms of the original licenses, the Company had supply agreements with Spectrum for the purchase of EVOMELA, ZEVALIN, and MARQIBO in China for quality testing purposes to support the Company’s application for import drug registration and for commercialization purposes. The Company also accrued $2.6 million for material costs related to EVOMELA during the year ended December 31, 2019, which are included in accrued expenses. As of December 31, 2020, all amounts due to Spectrum have been settled.

 Juventas. The transactions with Juventas are considered to be related party transactions because the Company’s CEO and Chairman is the chairman and one of the founding shareholders of Juventas. As previously reported, in June 2019, the Company entered into a license agreement for exclusive worldwide license and commercialization rights to an autologous anti-CD 19 T-cell therapy product (“CNCT19”) from Juventas Cell Therapy Ltd. (“Juventas”). In connection with this license agreement, CASI Pharmaceuticals (Wuxi) Co., Ltd. made an upfront equity investment of RMB 80 million (approximately USD $11.6 million) in Juventas through a wholly owned Chinese subsidiary in lieu of the upfront payment for the license.

On September 22, 2020, Juventas and its shareholders (including CASI Wuxi Bio) agreed to certain terms and conditions required by a new third-party investor in connection with Juventas’ Series B financing. In order to facilitate the Series B financing, the Company agreed to amend and supplement its original licensing agreement to provide Juventas and the Company with co-marketing and profit-sharing rights for CNCT19. Under the terms of the amended licensing agreement, the Company and Juventas will share a percentage of total net profits, with CASI receiving a tiered percentage increasing up to 50% of the net profit from commercial sales of CNCT19 depending on annual net sales. The amended agreement also specifies a minimum annual target net profit to be distributed to Juventas as a percentage of net profit from commercial sales. In addition, the Company will continue to be obligated to pay Juventas a single digit royalty fee equal to a percentage of net sales that varies by region. As part of the consideration for the amended agreement, Juventas waived a RMB 70 million milestone payment due from the Company. In addition, the Company invested in an additional Series A plus equity interest in Juventas, resulting in the Company’s equity ownership increasing to 16.45% (post-Juventas Series B financing) on a fully diluted basis. The Company is also entitled to appoint a director to Juventas’ board of directors and has a put right upon the occurrence of specified events.

A committee of the Company’s independent directors reviewed the terms of the original license agreement and the amended license agreement and recommended the transactions to the board of directors for approval. The Company’s Chairman and CEO did not participate in the committee’s deliberations or the board of directors’ approval of the transaction.

On July 1, 2019, the Company entered into a one-year equipment lease with Juventas in the amount of RMB 80,000 (approximately $15,000) a month. In August 2020, the lease was renewed for another year with the same monthly lease income. During the year ended December 31, 2020, the Company recognized lease income of $140,000 and expects to recognize $70,000 of additional lease income in 2021 related to this lease. The lease can be further extended after one year.

BioCheck. In June 2019, the Company entered into a one-year agreement primarily for the sublease of certain office and lab space with BioCheck Inc. (“BioCheck”) in the amount of $60,000 ($5,000 a month), which is classified as an operating lease. Transactions with BioCheck are considered to be related party transactions as Dr. Wei-Wu He, the Company’s CEO and Chairman is also the Chairman of BioCheck. Transactions with ETP, parent of BioCheck, and a more than 5% shareholder of the Company, are also considered to be related party transactions as Dr. Wei-Wu He, the Company’s CEO and Chairman is also the general partner of ETP.

Since the Company required additional office space, in January 2020, the agreement was amended for annualized rents in the amount of $144,000 ($12,000 a month) with a stipulation that the new rent was retroactive to October 1, 2019. During the year ended December 31, 2020, the Company recognized rent expense of $144,000 and expects to recognize $63,000 of additional rent expense in 2021 related to this lease.

PROPOSAL 2

RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors recommends a vote FOR the ratification of the appointment of KPMG Huazhen LLP (“KPMG”), as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2021 (“fiscal 2021”). KPMG was appointed the Company’s independent registered public accounting firm on January 24, 2019, and has been engaged for fiscal 2021. KPMG has no direct or indirect financial interest in the Company.

On January 24, 2019, our Audit Committee engaged KPMG as the independent registered public accounting firm to audit the Company’s consolidated financial statements for the fiscal year ended December 31, 2018. The Company did not, nor did anyone on its behalf, consult KPMG during the Company’s two most recent fiscal years and any subsequent interim period prior to the Company’s engagement of KPMG regarding any of the matters or events set forth in Item 304(a)(2) of Regulation S-K.

Representatives of KPMG are not expected to be present at the Annual Meeting and thus will not be available to respond to questions from stockholders.

Although the Company is not required to submit the ratification of the selection of its independent registered public accounting firm to a vote of stockholders, the Audit Committee believes that it is good corporate governance and sound policy to do so. If the stockholders fail to ratify the appointment of KPMG, the Audit Committee will reconsider whether or not to retain the firm. If the selection of independent registered public accounting firm is ratified, the Audit Committee, in its discretion, may nevertheless select a different independent registered public accounting firm at any time during the year if it determines that such a change would be in the best interest of the Company and its stockholders.

Vote Required

The affirmative vote of a majority of the total votes cast by the stockholders present at the meeting, in person or by proxy, and entitled to vote on this proposal is necessary for approval of the ratification of the appointment of KPMG as the Company’s independent registered public accounting firm for the current year. If you submit a proxy without direction as to a vote on this matter, the proxy will be voted “FOR” this proposal. Abstentions will have the effect of a vote against this proposal.

Board of Directors Recommendation

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE “FOR” THE RATIFICATION OF KPMG HUAZHEN LLP AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR FISCAL 2021.

MATTERS CONCERNING OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The following table presents aggregate fees for professional services rendered by KPMG for the years ended December 31, 2020 and 2019.

KPMG

	2020	2019
Audit fees	$747,579	$906,736
Audit-related fees	—	—
Tax fees	$—	$—
All Other Fees	$—	—
Total	$747,579	$906,736

Services rendered by KPMG (for fiscal years 2020 and 2019) in connection with fees presented above were as follows:

Audit Fees

The Company incurred from KPMG audit fees of $747,579 in fiscal year 2020, covering professional services rendered for (1) the audit of the Company’s annual financial statements included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2020 and (2) the reviews of the financial statements included in the Company’s quarterly reports on Form 10-Q for the first three quarters of 2020.

The Company incurred from KPMG audit fees of $906,736 for fiscal year 2019, covering professional services rendered for (1) the audit of the Company’s annual financial statements included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2019, (2) the reviews of the financial statements included in the Company’s quarterly reports on Form 10-Q for the first three quarters of 2019 and (3) the audit of the effectiveness of internal control over financial reporting as of December 31, 2019.

Audit-Related Fees

The Company did not incur audit-related fees in fiscal years 2020 or 2019.

Tax Fees

The Company did not incur any tax fees in fiscal year 2020 or 2019 from KPMG.

All Other Fees

The Company did not incur any other fees in fiscal years 2020 or 2019.

The Audit Committee pre-approves all audit services provided by our independent registered public accounting firm in accordance with the Audit Committee’s pre-approval policy for audit services.

REPORT OF THE AUDIT COMMITTEE

The Board of Directors of the Company has appointed an Audit Committee composed of three directors, Mr. Huang (chairman), Mr. Salisbury and Dr. Wu, each of whom is independent under NASDAQ listing standards, as applicable and as may be modified or supplemented.

The Board of Directors has adopted a written charter for the Audit Committee. A copy of that Charter is available on our website at www.casipharmaceuticals.com. The Audit Committee’s job is one of oversight as set forth in its Charter. It is not the duty of the Audit Committee to prepare the Company’s financial statements, to plan or conduct audits, or to determine that the Company’s financial statements are complete and accurate and are in accordance with generally accepted accounting principles. The Company’s management is responsible for preparing the Company’s financial statements and for maintaining internal control. The independent registered public accounting firm is responsible for performing independent audits of the Company’s financial statements.

The Audit Committee has reviewed and discussed the Company’s audited consolidated financial statements with management and with KPMG Huazhen LLP, the Company’s independent registered public accounting firm for 2020.

The Audit Committee meets with the independent registered public accounting firm, with and without management present, as needed, to discuss the results of their audits and reviews, their consideration of the Company’s internal controls, including internal control over financial reporting, and the overall quality of the Company’s financial reporting.

The Audit Committee has reviewed and discussed with KPMG Huazhen LLP the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board (“PCAOB”) and the Securities and Exchange Commission.

The Audit Committee also has received and reviewed the written disclosures and the letter from KPMG Huazhen LLP required by applicable requirements of the PCAOB regarding KPMG Huazhen LLP’s communications with the Audit Committee concerning independence and has discussed with KPMG Huazhen LLP its independence.

Based on the review and discussions referred to above, the Audit Committee has recommended to the Board of Directors that the audited consolidated financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2020 for filing with the SEC.

By the Audit Committee:

James Huang, Chairman
Franklin C. Salisbury, Jr.
Y. Alexander Wu, Ph.D

PROPOSAL 3

APPROVAL OF THE COMPANY’S 2021 LONG-TERM INCENTIVE PLAN

General

The Board has approved the 2021 Long-Term Incentive Plan (the “2021 Plan”) on April 12, 2021, subject to stockholder approval. Our Board believes that the use of stock based compensation is important to the Company to recruit and retain qualified persons.  The use of stock options has long been a vital component of the Company’s overall compensation philosophy, which is premised on the principle that any long-term incentive compensation should be closely aligned with stockholders’ interests.  Stock options align employees’ interests directly with those of other stockholders because an increase in stock price after the date of award is necessary for employees to realize any value, thus rewarding executives and employees only upon improved stock price performance.  Our Board believes that stock options, the core of the Company’s long-term employee incentive and retention program, have been effective in enabling the Company to attract and retain the talent critical for sustainable growth.  Therefore, the Company considers approval of the 2021 Plan vital to the Company’s future success.

Description of the 2021 Plan

The following summary of the material features of the 2021 Plan, as proposed, is qualified in its entirety by reference to the full text of the 2021 Plan, a copy of which is attached as Appendix A and is also available at no charge upon request to the Company.  Unless otherwise specified, capitalized terms used herein have the meanings assigned to them in the 2021 Plan.

Eligibility

Participation in the 2021 Plan will be open to all persons who are at the time of the grant of an Award (i) Employees (including persons who may become Employees), (ii) members of the Board or the board of directors of an Affiliate, or (iii) consultants of the Corporation or of any Affiliate, as may be selected by the Administrator from time to time. The 2021 Plan authorizes the grant of Stock Options (including incentive stock options and nonqualified stock options), Stock Appreciation Rights, restricted or unrestricted Stock Awards, Phantom Stock Units, Performance Awards, or any combination of the foregoing.  Only Employees of the Company, or of any Parent or Subsidiary of the Company, are eligible to receive grants of incentive stock options.  As of April 20, 2021, approximately 140 Employees are eligible to receive grants under the 2021 Plan. In addition, the Company may grant certain Awards to consultants to the Company, although the Company does not have a policy of routinely doing so. The number of consultants to the Company eligible to receive grants under the 2021 Plan is not determinable. The selection of and basis upon which individuals participate in the 2021 Plan are determined by the Administrator (as defined in the “Administration” section below), in its sole discretion. As a result, these numbers and types of Awards will vary over time. In selecting persons to receive Awards and become Participants, the Administrator will consider any and all factors it considers relevant or appropriate, and designation of a Participant in any year does not require the Administrator to designate that person to receive an Award in any other year. In general, the Administrator would expect that, in the aggregate, a greater percentage of Awards under the 2021 Plan will be made to our senior officers and non-employee directors than other Employees.

Administration

The 2021 Plan is administered by the Board or by a committee or committees appointed by the Board (all of which will hereinafter be referred to as the “Administrator”).  The Administrator has all the powers vested in it by the terms of the 2021 Plan, including the authority to determine eligibility, grant Awards, prescribe stock option grant agreements (a “Grant Agreement”) evidencing such Awards, establish programs for granting Awards, determine whether a stock option shall be an incentive stock option or a nonqualified stock option, determine any exceptions to nontransferability, establish any Performance Goals applicable to Awards, determine the period during which Awards may be exercised and the period during which Awards shall be subject to restrictions, and otherwise administer the 2021 Plan. In making these determinations, the Administrator may take into account the nature of the services rendered or to be rendered by the Award recipients, their present and potential contributions to the success of the Company and its Affiliates, and such other factors as the Administrator in its discretion shall deem relevant.  The Administrator may delegate to the Chief Executive Officer or an officer of the Company acting in such capacity the power to administer the 2021 Plan and to exercise the full authority of the Administrator with respect to Awards granted to specified Participants or groups of Participants.

Shares Available For The Plan

If the stockholders approve the 2021 Plan, the maximum number of shares of Common Stock that will be available for grants and Awards will be equal to 20,000,000 shares of Common Stock, which includes 10,726,673 shares of Common Stock remaining under the Company’s 2011 Long-Term Incentive Plan (the “2011 Plan”) as of April 12, 2021 (the date the 2021 Plan became effective, subject to stockholder approval). As of April 12, 2021, no further Awards will be granted under the 2011 Plan. If an Award expires or terminates unexercised or is forfeited, or if any shares of Common Stock are surrendered to the Company in connection with an Award, the shares of Common Stock subject to such Award and the surrendered shares of Common Stock will become available for further Awards under the 2021 Plan.  The number of shares of Common Stock subject to the 2021 Plan (and the number of shares and terms of any Award) shall be adjusted by the Administrator in the event of any change in the outstanding Common Stock by reason of any stock dividend, spin-off, split-up, reverse stock split, recapitalization, reclassification, merger, consolidation, liquidation, business combination or exchange of shares and the like.

Stock Options

The 2021 Plan authorizes the grant of incentive stock options and nonqualified stock options.  Incentive stock options are stock options that satisfy the requirements of Section 422 of the Internal Revenue Code (the “Code”).  Nonqualified stock options are stock options that do not satisfy the requirements of Section 422 of the Code.  Options granted under the 2021 Plan would entitle the grantee, upon exercise, to purchase a specified number of shares of Common Stock from the Company at a specified exercise price per share.  The period of time during which an option may be exercised, as well as any vesting schedule, is determined by the Administrator, except that no option may be exercised more than 10 years after the date of grant.  All options granted under the 2021 Plan must have an exercise price at least equal to Fair Market Value of the Common Stock underlying the stock option on the date of grant. On May , 2021, the closing price per share was $                . Additionally, no incentive stock option may be granted under the 2021 Plan to any person who, at the time of the grant, owns (or is deemed to own) stock possessing more than 10% of the total combined voting power of the Company or any parent corporation or subsidiary corporation, as defined in Sections 424(e) and (f) of the Code, respectively, of the Company, unless the option’s exercise price is at least 110% of the Fair Market Value of the Common Stock subject to the option on the date of grant, and the term of the option does not exceed five years from the date of grant.

Other Awards

In addition to Stock Options, the 2021 Plan authorizes the grant of Stock Appreciation Rights, Stock Awards (both restricted and unrestricted), Phantom Stock Units and Performance Awards.

Subject to the terms of a particular grant, the exercise of a Stock Appreciation Right under the 2021 Plan would entitle the grantee to receive in cash, Common Stock, or a combination thereof, as specified in the Grant Agreement, the excess of the Fair Market Value of a specified number of shares of Common Stock on the date of exercise over the base price per share specified in the Grant Agreement.  The 2021 Plan also authorizes the grant of restricted and unrestricted Stock Awards, which terms and conditions may condition the vesting or payment of such Awards on the achievement of one or more Performance Goals (as described below) established by the Administrator.

In addition, the 2021 Plan authorizes the grant of Phantom Stock Units in the form of Awards denominated in stock-equivalent units on terms and conditions, which terms and conditions may condition the vesting or payment of such Awards on the achievement of one or more Performance Goals (as described below), established by the Administrator. An award of Phantom Stock Units may be settled in cash, Common Stock, or a combination thereof, as specified in the Grant Agreement.

Finally, the 2021 Plan authorizes the grant of Performance Awards, which become payable upon attainment of one or more Performance Goals established by the Administrator.  Performance Awards may be paid in cash, Common Stock, or a combination thereof, as specified in the Grant Agreement.

Performance Goals

In its discretion, the Administrator may condition the grant, vesting or payment of Awards on the attainment of Performance Goals. The term “Performance Goals” means performance goals established by the Administrator which may be based on earnings (including earnings before interest, taxes, depreciation and amortization), earnings per share (including without limitation on a diluted basis), sales, revenues (including without limitation labor-based revenue for services performed by employees as distinct from labor performed by subcontractors), expenses (including without limitation sales and general administrative expenses), cash flow (including without limitation free cash flow), economic value added, total shareholder return, return on assets, equity or invested capital, customer or client orders (value of new contracts awarded), days sales outstanding (as a measure of the time required to collect accounts receivable after earning revenue), employee satisfaction (as measured by employee surveys or otherwise), voluntary attrition (as a measure of employee satisfaction), regulatory compliance, satisfactory internal or external audits, improvement of financial ratings, achievement of balance sheet or income statement objectives, implementation or completion of one or more projects or transactions (including mergers, acquisitions, dispositions, and restructurings), working capital, or any other objective goals established by the Administrator, and which may be absolute in their terms or measured against or in relationship to other companies comparably, similarly or otherwise situated.  Such performance goals may be particular to a Participant or may be based on the performance of the Company, one or more Affiliates, or the Company and one or more Affiliates, and may cover such period as may be specified by the Administrator.

Transferability

Except as otherwise determined by the Administrator or provided in a Grant Agreement, Awards granted under the 2021 Plan are not transferable except by will or the laws of descent and distribution or pursuant to a qualified domestic relations order as defined in Code Section 414(p).  Unless otherwise determined by the Administrator, Awards may be exercised only by the grantee or by permitted transferees during the lifetime of the grantee or, in the event of legal disability, by the grantee’s guardian or legal representative.

Amendment and Termination

The Board may amend, alter or terminate the 2021 Plan, or any portion thereof, at any time. No Award may be granted under the 2021 Plan after the close of business on April 11, 2031.  Subject to other applicable provisions of the Plan, all Awards made under the 2021 Plan prior to the termination of the 2021 Plan will remain in effect until those Awards have been satisfied or terminated.

Summary of Certain Federal Income Tax Considerations

General

The following discussion briefly summarizes certain federal income tax aspects of Stock Options, Stock Appreciation Rights, Stock Awards, Phantom Stock Units, and Performance Awards granted under the 2021 Plan.  The rules governing the tax treatment of Awards and the receipt of shares of Common Stock and/or cash in connection with such Awards are quite technical, so the following description of tax consequences is necessarily general in nature and does not purport to be complete. Moreover, statutory provisions are subject to change, as are their interpretations, and their application may vary in individual circumstances. Finally, the tax consequences under applicable state and local law may not be the same as under the federal income tax laws.

Incentive Stock Options

In general, a grantee will not recognize income on the grant or exercise of an incentive stock option. The exercise of an incentive stock option will not result in taxable income to the grantee provided that the grantee was, without a break in service, an Employee during the period beginning on the date of the grant of the incentive stock option and ending on the date three months prior to the date of exercise (one year prior to the date of exercise if the grantee is disabled). The excess of the Fair Market Value of the shares of Common Stock at the time of the exercise of an incentive stock option over the exercise price is generally included in calculating the grantee’s alternative minimum taxable income for the tax year in which the incentive stock option is exercised. If the grantee does not sell or otherwise dispose of the shares of Common Stock within two years from the date of the grant of the incentive stock option or within one year after the transfer of such shares of Common Stock to the grantee, then, upon disposition of such shares of Common Stock, any amount realized in excess of the exercise price will be taxed to the grantee as capital gain and the Company will not be entitled to a corresponding tax deduction. The grantee will generally recognize a capital loss to the extent that the amount realized is less than the exercise price. If the foregoing holding period requirements are not met, the grantee will generally realize ordinary income at the time of the disposition of the shares of Common Stock in an amount equal to the lesser of (i) the excess of the Fair Market Value of the shares of Common Stock on the date of exercise over the exercise price or (ii) the excess, if any, of the amount realized upon disposition of the shares of Common Stock over the exercise price, and the Company will be entitled to a corresponding tax deduction. Any amount realized in excess of the value of the shares of Common Stock on the date of exercise will be capital gain. If the amount realized is less than the exercise price, the grantee will not recognize ordinary income, and the grantee will generally recognize a capital loss equal to the excess of the exercise price over the amount realized upon the disposition of the shares of Common Stock.

Nonqualified Stock Options, Stock Appreciation Rights, Phantom Stock Units, and Performance Awards

A grantee generally is not required to recognize income on the grant of a nonqualified stock option, a Stock Appreciation Right, or on the award of Phantom Stock Units or a Performance Award.  Generally, ordinary income is instead required to be recognized on the date the nonqualified stock option or Stock Appreciation Right is exercised, or in the case of an award of Phantom Stock Units or a Performance Award, on the date of payment of such Award in cash or shares of Common Stock.  In general, the amount of ordinary income required to be recognized, (a) in the case of a nonqualified stock option, is an amount equal to the excess, if any, of the Fair Market Value of the shares of Common Stock on the exercise date over the exercise price, (b) in the case of a Stock Appreciation Right, the amount of cash and the Fair Market Value of any shares of Common Stock received on exercise, and (c) in the case of an award of Phantom Stock Units or a Performance Award, the amount of cash and the Fair Market Value of any shares of Common Stock received.

Restricted Stock Awards

Unless a grantee of restricted Stock Awards makes an election under Section 83(b) of the Code as described below, the grantee generally is not required to recognize ordinary income on the award of a restricted Stock Award.  Instead, on the date the shares of Common Stock vest (i.e., become transferable or are no longer subject to a substantial risk of forfeiture), the grantee will be required to recognize ordinary income in an amount equal to the excess, if any, of the Fair Market Value of the shares of Common Stock on such date over the amount, if any, paid for such shares of Common Stock.  If a grantee makes a Section 83(b) election to recognize ordinary income on the date the shares of Common Stock are awarded, the amount of ordinary income required to be recognized is an amount equal to the excess, if any, of the Fair Market Value of the shares of Common Stock on the date of grant over the amount, if any, paid for such shares of Common Stock.  In such case, the grantee will not be required to recognize additional ordinary income when the shares of Common Stock vest.

Unrestricted Stock Awards

In general, a grantee is required to recognize ordinary income on the date of issuance of such unrestricted shares of Common Stock to the grantee equal to the excess, if any, of the Fair Market Value of such shares of Common Stock on such date over the amount, if any, paid for such shares of Common Stock.

Gain or Loss On Sale or Exchange of 2021 Plan Shares

In general, gain or loss from the sale or exchange of shares of Common Stock granted or awarded under the 2021 Plan will be treated as capital gain or loss, if the shares of Common Stock are held as capital assets at the time of the sale or exchange.  However, if certain holding period requirements are not satisfied at the time of a sale or exchange of shares of Common Stock acquired upon exercise of an incentive stock option (a “disqualifying disposition”), a grantee generally will be required to recognize ordinary income upon such disposition.

Deductibility By Company

The Company generally is not allowed a deduction in connection with the grant or exercise of an incentive stock option.  However, if a grantee is required to recognize income as a result of a disqualifying disposition, the Company generally will be entitled to a deduction equal to the amount of ordinary income so recognized.  In the case of a nonqualified stock option (including an incentive stock option that is treated as a nonqualified stock option, as described above), a Stock Appreciation Right, a Stock Award, Phantom Stock, or a Performance Award, the Company generally will be allowed a deduction in an amount equal to the amount of ordinary income recognized by the grantee, provided that certain income tax reporting requirements are satisfied.

Section 162(m) of the Code, however, generally disallows a federal income tax deduction to public corporations for compensation greater than $1 million paid for any fiscal year to certain executive officers. Until the adoption of the Tax Cuts and Jobs Act on December 22, 2017, an exemption from the $1.0 million limitation was available for compensation that qualified as “performance-based” under Section 162(m). The Tax Cuts and Jobs Act also expanded the executive officers covered by Section 162(m) to include the chief financial officer position as well as any person who ever was a covered executive for any prior taxable year, beginning after December 31, 2016. As a result of these changes, most compensation in excess of $1.0 million payable to any person who was a named executive officer of the Company since fiscal year 2016 will not be deductible, regardless of whether the compensation is performance-based. Effective for years beginning after December 31, 2026, the American Rescue Plan Act of 2021 expands the scope of persons subject to the $1 million deduction limitation to also include the five most highly compensated employees who are not otherwise already subject to the $1 million limitation by reason of being an executive officer whose compensation is required to be disclosed under the securities laws. Such five most highly compensated employees will be redetermined each year.

Parachute Payments

Where payments to certain persons that are contingent on a change in control exceed limits specified in the Code, the person generally is liable for a 20% excise tax on, and the corporation or other entity making the payment generally is not entitled to any deduction for a specified portion of, such payments.  If the Administrator, in its discretion, grants Awards, the exercise date, vesting or payment of which is accelerated by a change in control of the Company, such acceleration of the exercise date, vesting or payment would be relevant in determining whether the excise tax and deduction disallowance rules would be triggered.

Tax Rules Affecting Nonqualified Deferred Compensation Plans

Section 409A of the Code imposes tax rules that apply to “nonqualified deferred compensation plans.”  Failure to comply with, or qualify for an exemption from, the rules with respect to an Award could result in significant adverse tax results to the grantee of such Award, including immediate taxation upon vesting and an additional income tax of 20% of the amount of income so recognized.  The 2021 Plan is intended to allow the granting of Awards which are intended to comply with or qualify for an exemption from Section 409A of the Code.

Equity Compensation Plan Information

As of December 31, 2020, the number of stock options and restricted common stock outstanding under our equity compensation plans, the weighted average exercise price of outstanding stock options and restricted common stock and the number of securities remaining available for issuance were as follows:

Plan category	Number of securities to be issued upon exercise of outstanding options, restricted common stock, warrants and rights (a)	Weighted average exercise price of outstanding options, restricted common stock, warrants and rights (b)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (c)
Equity compensation plans approved by security holders	16,746,238	$2.71	10,084,923
Equity compensation plans not approved by security holders	0	$0.00	0
Total	16,746,238	$2.71	10,084,923

Vote Required

The affirmative vote of a majority of the total votes cast by the stockholders present at the meeting, in person or by proxy, and entitled to vote on this proposal is necessary for approval of the 2021 Plan.  If you submit a proxy without direction as to a vote on this matter, the proxy will be voted “FOR” the proposal.  Abstentions will have the effect of a vote against this proposal.  Broker non-votes will not be treated as votes cast and will have no effect on the outcome of the vote on this proposal.

Board of Directors Recommendation

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE “FOR” THE APPROVAL OF THE COMPANY’S 2021 LONG-TERM INCENTIVE PLAN.

PROPOSAL 4

APPROVAL OF THE CEO AWARD

Background

As previously reported, upon the recommendation of the Compensation Committee, our Board of Directors approved a grant of stock options to Dr. He, our Chairman and CEO, on April 27, 2021. Under the terms of the grant, Dr. He received a stock option exercisable for four million shares of Common Stock that will vest and become exercisable over a four year period with 25% vesting on the first anniversary of the date of grant and 25% vesting over each of the remaining three subsequent anniversaries. In addition, the Board of Directors approved the grant of a performance-based option covering four million shares of Common Stock. The performance-based option will only vest if, within the time period commencing on the day after the date of the Annual Meeting and ending June 30, 2025, specific product sale milestones are achieved as prescribed by the Compensation Committee. All of the options have an exercise price of $1.73, the closing market price on the date of grant and, other than vesting, include the same terms and conditions as options issued under the 2021 Plan.

The Compensation Committee elected to issue the options outside of the 2021 Plan because (assuming stockholder approval of the 2021 Plan) issuing the stock options outside of the plan will preserve the shares available under the plan for future awards to other directors, officers, employees and consultants. Because the stock options constitute equity compensation and are not being granted pursuant to the 2021 Plan, the Company is required to obtain stockholder approval for the grant of the stock options under Nasdaq Rule 5635(c). If applicable, such stockholder approval also will constitute approval of the potential issuance of the shares of Common Stock underlying the stock options for purposes of Nasdaq Rule 5635(b). Nasdaq Rule 5635(b) requires stockholder approval prior to the issuance of securities when the issuance or potential issuance will result in a change of control of the Company as determined by Nasdaq.

Reasons for the Compensation Arrangements

The Compensation Committee believes that the stock options granted to Dr. He represent fair and reasonable compensation to him for his services as Chairman and CEO. Dr. He has played, and continues to play, a key role in the development and implementation of CASI’s China strategy. In addition, Dr. He has helped us to raise the capital necessary to build our presence in China and was actively involved in the building of our commercial infrastructure, and the progress of our products pipeline. Dr. He helped to build our commercial and medical marketing team, and in the successful launch of Evomela, Dr. He was also instrumental in the in-license of CID-103, BI-1206, CB-5339 and CNCT19 ─ key assets in our pipeline.

Recognizing the potential opportunities afforded by the improving regulatory environment in China for drug development and commercialization, Dr. He first invested in CASI in early 2012. Since then, personally and through investment funds under his management, Dr. He has regularly participated as a key investor in the Company’s capital raising activities. Dr. He also has introduced CASI to other supportive long-term institutional investors.

With the momentum and trajectory established by Dr. He, the Board of Directors believes that CASI is at an important juncture in its mission to become a leading biopharmaceutical company with significant market share in China. With his understanding of the drug development process in China, Dr. He’s insight is critical to our long-term goal of leveraging CASI’s expertise and resources in China and the U.S. to bring innovative oncology products to patients and to develop them faster and more cost-effectively using a dual China-U.S. development approach.

The Compensation Committee recommended that the option package include two components – time and performance-based elements. Even if the time-based option covering four million shares fully vests, Dr. He, like other stockholders, only will benefit from that option if the stock price is greater than its exercise price.

The performance-based option covering four million shares is designed to incentivize Dr. He over the short- to mid-term; the vesting of this option is not assured and is conditioned on the achievement of specific product sale milestones that the Board of Directors and Compensation Committee believe will help to deliver long-term value to the Company’s stockholders. The Board of Directors and Compensation Committee have concluded that rewarding Dr. He for successfully completing critical short-term objectives will provide a stronger foundation on which to build long-term stockholder value.

Consequences if Stockholder Approval is Not Obtained

If stockholders do not approve the CEO Award, the options will be terminated in full. The Compensation Committee then likely would consider alternative compensation arrangements, including an increase in annual cash salary or an alternative incentive-based compensation.

Potential Effects of the CEO Award if Stockholder Approval is Obtained

The issuance of the eight million shares of Common Stock on exercise of the options that are the subject of this CEO Award will cause dilution to our stockholders’ ownership, voting power and right to participate in dividends or other payments from future earnings, if any, and may cause a decline in the market price of our common stock. In addition, Dr. He, together with affiliated entities, is and would likely remain one of the largest stockholders of the Company, assuming no other stock issuances are made prior to the time of the award. If the CEO Award is approved by stockholders, CASI does not anticipate seeking additional stockholder approval if and when a change in control occurs due to the issuance, vesting or exercise of the stock options.

Board of Directors Recommendation

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE “FOR” APPROVAL OF THE OPTION GRANTS TO THE CHAIRMAN AND CEO.

GENERAL

Management of the Company does not know of any matters other than those stated in this Proxy Statement that are to be presented for action at the Annual Meeting. If any other matters should properly come before the Annual Meeting, it is intended that proxies in the accompanying form will be voted on any such other matters in accordance with the judgment of the persons voting such proxies. Discretionary authority to vote on such matters is conferred by such proxies upon the persons voting them.

The Company will bear the cost of preparing, printing, assembling, and mailing the proxy, Proxy Statement and other material that may be sent to stockholders in connection with this solicitation. It is contemplated that brokerage houses will forward the proxy materials to beneficial owners at the request of the Company. In addition to the solicitation of proxies by use of the mails, officers and regular employees of the Company may solicit proxies by telephone without additional compensation. The Company does not expect to pay any compensation for the solicitation of proxies.

The Company’s Annual Report on Form 10-K for the year ended December 31, 2020 (without exhibits), is being forwarded to each shareholder with this proxy statement. This Proxy Statement and our Annual Report are also available for reviewing, printing and downloading at www.casipharmaceuticals.com. The exhibits to the 10-K, which are listed on the Exhibit Index in Part IV of the Annual Report on Form 10-K, are available upon written request to the Company and upon payment of the nominal fees associated with copying and mailing such exhibits. All such requests should be directed to Investor Relations, CASI Pharmaceuticals, Inc., 9620 Medical Center Drive, Suite 300, Rockville, Maryland 20850.

STOCKHOLDER PROPOSALS

The Annual Meeting of stockholders for the fiscal year ending December 31, 2021 is expected to be held in June 2022 (the “Next Annual Meeting”). Pursuant to the proxy rules, all proposals intended to be presented at the Next Annual Meeting must be received at the Company’s executive offices, which are located at 9620 Medical Center Drive, Suite 300, Rockville, Maryland 20850, Attention: Corporate Secretary, no later than December 31, 2021 to receive consideration for inclusion in the Proxy Statement and form of proxy related to that meeting.

Stockholders who do not wish to follow the SEC rules in proposing a matter for action at the Next Annual Meeting must notify the Company in writing of the information required by our amended and restated bylaws dealing with stockholder proposals. The notice must be delivered to the Company’s Secretary not later than the close of business on March 1, 2022, nor earlier than January 30, 2022. As to all such matters which the Company does not have notice on or prior to that date, discretionary authority to vote on such proposal shall be granted to the persons designated in the Company’s proxy related to the Next Annual Meeting.

* * *

By Order of the Board of Directors,

Dr. Wei-Wu He
May , 2021	Chairman and CEO

APPENDIX A

CASI PHARMACEUTICALS, INC.

2021 LONG-TERM INCENTIVE PLAN

1.	PURPOSE AND TYPES OF AWARDS

The purpose of the 2021 Long-Term Incentive Plan (“Plan”) is to promote the long-term growth and profitability of the Corporation by: (i) providing key people with incentives to improve stockholder value and to contribute to the growth and financial success of the Corporation and (ii) enabling the Corporation to attract, retain and reward the best-available persons.

The Plan permits the granting of stock options (including incentive stock options qualifying under Code section 422 and nonqualified stock options), stock appreciation rights, restricted or unrestricted stock awards, phantom stock, performance awards, or any combination of the foregoing.

2.	DEFINITIONS

Under this Plan, except where the context otherwise indicates, the following definitions apply:

(a)               “Administrator” shall have the meaning set forth in Section 3(a).

(b)              “Affiliate” means a corporation, partnership, business trust, limited liability company or other form of business organization at least a majority of the total combined voting power of all classes of stock or other equity interests of which is owned by the Corporation, either directly or indirectly, and any other entity designated by the Administrator in which the Corporation has a significant interest.

(c)               “Award” shall mean a grant of a Stock Option, Stock Appreciation Right, Stock Award, Phantom Stock Award, or Performance Award.

(d)               “Board” shall mean the Board of Directors of the Corporation.

(e)               “Code” shall mean the Internal Revenue Code of 1986, as amended.

(f)                “Common Stock” shall mean a share of common stock of the Corporation, $.01 par value.

(g)               “Corporation” shall mean CASI Pharmaceuticals, Inc. and any successor thereto.

(h)              “Date of Exercise” shall mean the date on which the Corporation receives notice of the exercise of a Stock Option in accordance with Section 6(a)(iii).

(i)                 “Date of Grant” shall mean the date on which an Award is granted under the Plan.

(j)                “Employee” shall mean any person who the Administrator determines to be an employee of the Corporation or an Affiliate.

(k)               “Exercise Price” shall mean the price per share at which a Stock Option may be exercised.

(l)                “Exchange Act” shall mean the Securities Exchange Act of 1934, as amended.

(m)             “Fair Market Value” of a share of the Corporation’s Common Stock for any purpose on a particular date shall mean the last reported sale price per share of Common Stock on such date or, in case no such sale takes place on such date, the average of the closing bid and asked prices in either case as reported in the principal consolidated transaction reporting system with respect to securities listed or admitted to trading on the NASDAQ Stock Market or any other national securities exchange, or if the Common Stock is not so listed or admitted to trading, the average of the high bid and low asked prices, in the over-the-counter market, as reported by Nasdaq or, if such system is no longer in use, the principal other automated quotations system that may then be in use or, if the Common Stock is not quoted by any such organization, the average of the closing bid and asked prices as furnished by a professional market maker making a market in the Common Stock as selected in good faith by the Administrator or by such other source or sources as shall be selected in good faith by the Administrator. If, as the case may be, the relevant date is not a trading day, the determination shall be made as of the next preceding trading day. As used herein, the term “trading day” shall mean a day on which public trading of securities occurs and is reported in the principal consolidated reporting system referred to above, or if the Common Stock is not listed or admitted to trading on a national securities exchange, any business day. In all events, Fair Market Value shall be determined pursuant to a method that complies with Section 409A of the Code.

(n)               “Grant Agreement” shall mean a written document memorializing the terms and conditions of an Award granted pursuant to the Plan and incorporating the terms of the Plan.

(o)               “Option Period” shall mean the period during which a Stock Option may be exercised.

(p)               “Participant” shall have the meaning set forth in Section 5.

(q)               “Parent” shall mean a corporation, whether now or hereafter existing, within the meaning of the definition of “parent corporation” provided in Code section 424(e), or any successor thereto.

(r)                “Performance Award” shall mean a performance award granted pursuant to Section 6(e).

(s)               “Performance Goals” shall mean performance goals established by the Administrator which may be based on earnings (including earnings before interest, taxes, depreciation and amortization), earnings per share (including without limitation on a diluted basis), sales, revenues, expenses (including without limitation sales and general administrative expenses), cash flow (including without limitation free cash flow), economic value added, total stockholder return, return on assets, equity or invested capital, customer or client orders (value of new contracts awarded), regulatory compliance, satisfactory internal or external audits, achievement of balance sheet or income statement objectives, implementation or completion of one or more projects or transactions (including mergers, acquisitions, collaborations, partnerships, dispositions, and restructurings), working capital, or any other objective goals established by the Administrator, and which may be absolute in their terms or measured against or in relationship to other companies comparably, similarly or otherwise situated. Such performance goals may be particular to a Participant, or may be based on the performance of the Corporation, one or more Affiliates, or the Corporation and one or more Affiliates, and may cover such period as may be specified by the Administrator.

(t)                “Phantom Stock Unit” shall mean an Award of stock-equivalent units granted pursuant to Section 6(d).

(u)               “Prior Plan” shall mean the CASI Pharmaceuticals, Inc. 2011 Long-Term Incentive Plan.

(v)              “Section 422 Employee” shall mean an Employee who is employed by the Corporation or a Parent or Subsidiary with respect to the Corporation, including a Parent or Subsidiary that becomes such after adoption of the Plan.

(w)             “Stock Appreciation Right” or “SAR” shall mean a stock appreciation right granted pursuant to Section 6(b).

(x)               “Stock Award” shall mean shares of Common Stock granted pursuant to Section 6(c).

(y)               “Stock Option” shall mean an option to purchase shares of Common Stock granted pursuant to Section 6(a).

(z)               “Subsidiary” and “Subsidiaries” shall mean only a corporation or corporations, whether now or hereafter existing, within the meaning of the definition of “subsidiary corporation” provided in section 424(f) of the Code, or any successor thereto.

(aa)            “Ten-Percent Stockholder” shall mean a Participant who (applying the rules of Code section 424(d)) owns stock possessing more than 10% of the total combined voting power of all classes of stock of the Corporation or a Parent or Subsidiary of the Corporation.

3.	ADMINISTRATION

(a)               Administration of the Plan. The Plan shall be administered by the Board or by such committee or committees as may be appointed by the Board from time to time (the Board, committee or committees hereinafter referred to as the “Administrator”). Notwithstanding the foregoing, the Administrator may delegate to the Chief Executive Officer of the Corporation the power to administer this Plan and have the full authority of the Administrator hereunder with respect to Awards granted to specified Participants or groups of Participants.

(b)               Powers of the Administrator. The Administrator shall have all the powers vested in it by the terms of the Plan, such powers to include authority, in its sole and absolute discretion, to grant Awards under the Plan, prescribe Grant Agreements evidencing such Awards and establish programs for granting Awards.

(c)               The Administrator shall have full power and authority to take all other actions necessary to carry out the purpose and intent of the Plan, including, but not limited to, the authority to: (i) determine the eligible persons to whom, and the time or times at which Awards shall be granted; (ii) determine the types of Awards to be granted; (iii) determine the number of shares to be covered by or used for reference purposes for each Award; (iv) impose such terms, limitations, restrictions and conditions upon any such Award as the Administrator shall deem appropriate, including, but not limited to, whether a stock option shall be an incentive stock option or a nonqualified stock option, any exceptions to nontransferability, any Performance Goals applicable to Awards, any provisions relating to vesting, any circumstances in which the Awards would terminate, the period during which Awards may be exercised, and the period during which Awards shall be subject to restrictions; (v) accelerate, extend, or otherwise change the time in which an Award may be exercised or becomes payable and to waive or accelerate the lapse, in whole or in part, of any restriction or condition with respect to such Award, including, but not limited to, any restriction or condition with respect to the vesting or exercisability of an Award due to termination of any Participant’s employment or other relationship with the Corporation or an Affiliate; and (vi) establish objectives and conditions, if any, for earning Awards and determining whether Awards will be paid after the end of a performance period.

(d)               In making these determinations, the Administrator may take into account the nature of the services rendered or to be rendered by the Award recipients, their present and potential contributions to the success of the Corporation and its Affiliates, and such other factors as the Administrator in its discretion shall deem relevant. Subject to the provisions of the Plan, the Administrator shall have full power and authority, in its sole and absolute discretion, to administer and interpret the Plan and to adopt and interpret such rules, regulations, agreements, guidelines and instruments for the administration of the Plan and for the conduct of its business as the Administrator deems necessary or advisable.

(e)               Non-Uniform Determinations. The Administrator’s determinations under the Plan (including, without limitation, determinations of the persons to receive Awards, the form, amount and timing of such Awards, the terms and provisions of such Awards and the Grant Agreements evidencing such Awards) need not be uniform and may be made by the Administrator selectively among persons who receive, or are eligible to receive, Awards under the Plan, whether or not such persons are similarly situated.

(f)               Limited Liability. To the maximum extent permitted by law, no member of the Administrator shall be liable for any action taken or decision made in good faith relating to the Plan or any Award thereunder.

(g)               Effect of Administrator’s Decision. All actions taken and decisions and determinations made by the Administrator on all matters relating to the Plan pursuant to the powers vested in it hereunder shall be in the Administrator’s sole and absolute discretion and shall be conclusive and binding on all parties concerned, including the Corporation, its stockholders, any Participants and any other employee, consultant, or director of the Corporation, and their respective successors in interest.

4.	SHARES AVAILABLE FOR THE PLAN

Maximum Issuable Shares. Subject to adjustments as provided in Section 7(e), the shares of Common Stock that may be issued with respect to Awards granted under the Plan shall not exceed 20,000,000 shares. The Corporation shall reserve such number of shares for Awards under the Plan, subject to adjustments as provided in Section 7(e). If any Award, or portion of an Award, under the Plan expires or terminates unexercised, becomes unexercisable or is forfeited or otherwise terminated, surrendered or canceled as to any shares, or if any shares of Common Stock are surrendered to the Corporation in connection with any Award (whether or not such surrendered shares were acquired pursuant to any Award), the shares subject to such Award and the surrendered shares shall thereafter be available for further Awards under the Plan.

5.	PARTICIPATION

Participation in the Plan shall be open to all persons who are at the time of the grant of an Award (i) Employees (including persons who may become Employees), (ii) members of the Board or the board of directors of an Affiliate, or (iii) consultants of the Corporation or of any Affiliate, as may be selected by the Administrator from time to time (a “Participant”). A Participant who has been granted an Award may, if he or she is otherwise eligible, be granted additional Awards if the Administrator so determines.

6.	AWARDS

The Administrator, in its sole discretion, establishes the terms of all Awards granted under the Plan. All Awards shall be subject to the terms and conditions provided in the Grant Agreement.

(a)               Stock Options.

(i)                 The Administrator may from time to time grant to eligible Participants Awards of incentive stock options (as that term is defined in Code section 422) or nonqualified stock options; provided, however, that Awards of incentive stock options shall be limited to Section 422 Employees. Stock Options must have an exercise price at least equal to Fair Market Value on the date of grant. Notwithstanding the foregoing, in the case of an incentive stock option granted to a Ten-Percent Stockholder, the exercise price must be at least equal to 110% of Fair Market Value.

(ii)                The Administrator shall determine the Option Period for a Stock Option, which shall be specifically set forth in the Grant Agreement, provided that a Stock Option shall not be exercisable after ten years (five years in the case of an incentive stock option granted to an Employee who on the Date of Grant is a Ten-Percent Stockholder) from its Date of Grant.

(iii)               Subject to the terms of the applicable Grant Agreement, a Stock Option may be exercised, in whole or in part, by delivering to the Corporation a notice of the exercise, in such form as the Administrator may prescribe, accompanied by (a) a full payment for the shares of Common Stock with respect to which the Stock Option is exercised or (b) to the extent provided in the applicable Grant Agreement, irrevocable instructions to a broker to deliver promptly to the Company cash equal to the exercise price of the Stock Option. To the extent provided in the applicable Grant Agreement, payment may be made by delivery (including constructive delivery) of shares of Common Stock (provided that such shares, if acquired pursuant to an Option or other Award granted hereunder or under any other compensation plan maintained by the Corporation or any Affiliate, have been held by the Participant for such period, if any, as the Administrator may specify), valued at Fair Market Value on the Date of Exercise.

(iv)              To the extent provided in the terms of an Option, a Participant may direct the Corporation to withhold from the shares of Common Stock to be issued upon exercise of the Stock Option (or portion thereof) being exercised a number of shares of Common Stock having a Fair Market Value not in excess of the aggregate exercise price of the Stock Option (or portion thereof) being exercised, with payment of the balance of the exercise price being made pursuant to any one or more of the methods prescribed in Section 6(a)(iii) above.

(b)               Stock Appreciation Rights. The Administrator may from time to time grant to eligible Participants Awards of Stock Appreciation Rights. A SAR may be exercised in whole or in part as provided in the applicable Grant Agreement and entitles the Participant to receive, subject to the provisions of the Plan and the Grant Agreement, a payment having an aggregate value equal to the product of (i) the excess of (A) the Fair Market Value on the exercise date of one share of Common Stock over (B) the base price per share specified in the Grant Agreement, multiplied by (ii) the number of shares covered by the SAR, or portion thereof, which is exercised. Payment by the Corporation of the amount receivable upon any exercise of a SAR may be made by the delivery of Common Stock or cash, or any combination of Common Stock and cash, as specified in the Grant Agreement. If upon settlement of the exercise of a SAR a Participant is to receive a portion of such payment in shares of Common Stock, the number of shares shall be determined by dividing such portion by the Fair Market Value of a share of Common Stock on the exercise date. No fractional shares shall be used for such payment and the Administrator shall determine whether cash shall be given in lieu of such fractional shares or whether such fractional shares shall be eliminated.

(c)               Stock Awards. The Administrator may from time to time grant restricted or unrestricted stock Awards to eligible Participants in such amounts, on such terms and conditions (which terms and conditions may condition the vesting or payment of Stock Awards on the achievement of one or more Performance Goals), and for such considerations, including no consideration or such minimum consideration as may be required by law, as it shall determine.

(d)               Phantom Stock. The Administrator may from time to time grant Awards to eligible Participants of Phantom Stock Units in such amounts and on such terms and conditions as it shall determine, which terms and conditions may condition the vesting or payment of Phantom Stock on the achievement of one or more Performance Goals. Phantom Stock Units granted to a Participant shall be credited to a bookkeeping reserve account solely for accounting purposes and shall not require a segregation of any of the Corporation’s assets. An Award of Phantom Stock Units may be settled in Common Stock, in cash, or in a combination of Common Stock and cash, as specified in the Grant Agreement. Except as otherwise provided in the applicable Grant Agreement, the Participant shall not have the rights of a stockholder with respect to any shares of Common Stock represented by a Phantom Stock Unit solely as a result of the grant of a Phantom Stock Unit to the Participant.

(e)               Performance Awards. The Administrator may, in its discretion, grant Performance Awards, which become payable on account of attainment of one or more Performance Goals established by the Administrator. Performance Awards may be paid by the delivery of Common Stock or cash, or any combination of Common Stock and cash, as specified in the Grant Agreement.

7.	MISCELLANEOUS

(a)               Investment Representations. The Administrator may require each person acquiring shares of Common Stock pursuant to Awards hereunder to represent to and agree with the Corporation in writing that such person is acquiring the shares without a view to distribution thereof. The certificates for such shares may include any legend that the Administrator deems appropriate to reflect any restrictions on transfer. All certificates for shares issued pursuant to the Plan shall be subject to such stock transfer orders and other restrictions as the Administrator may deem advisable under the rules, regulations and other requirements of the Securities and Exchange Commission, any stock exchange upon which the Common Stock is then listed or interdealer quotation system upon which the Common Stock is then quoted, and any applicable federal or state securities laws. The Administrator may place a legend or legends on any such certificates to make appropriate reference to such restrictions.

(b)              Compliance with Securities Law. Each Award shall be subject to the requirement that if, at any time, counsel to the Corporation shall determine that the listing, registration or qualification of the shares subject to such an Award upon any securities exchange or interdealer quotation system or under any state or federal law, or the consent or approval of any governmental or regulatory body, or that the disclosure of nonpublic information or the satisfaction of any other condition is necessary in connection with the issuance or purchase of shares under such an Award, such Award may not be exercised, in whole or in part, unless such satisfaction of such condition shall have been effected on conditions acceptable to the Administrator. Nothing herein shall be deemed to require the Corporation to apply for or to obtain such listing, registration or qualification, or to satisfy such condition.

(c)               Withholding of Taxes. Participants and holders of Awards shall pay to the Corporation or its Affiliate, or make provision satisfactory to the Administrator for payment of, any taxes required to be withheld in respect of Awards under the Plan no later than the date of the event creating the tax liability. The Corporation or its Affiliate may, to the extent permitted by law, deduct any such tax obligations from any payment of any kind otherwise due to the Participant or holder of an Award. In the event that payment to the Corporation or its Affiliate of such tax obligations is made in shares of Common Stock, such shares shall be valued at Fair Market Value on the applicable date for such purposes.

(d)               Transferability. Except as otherwise determined by the Administrator or provided in a Grant Agreement, no Award granted under the Plan shall be transferable by a Participant except by will or the laws of descent and distribution. Unless otherwise determined by the Administrator in accordance with the provisions of the immediately preceding sentence, during the lifetime of the Participant, the Award may be exercised only by the Participant or, during the period the Participant is under a legal disability, by the Participant’s guardian or legal representative. Except as provided above, the Award may not be assigned, transferred, pledged, hypothecated or disposed of in any way (whether by operation of law or otherwise) and shall not be subject to execution, attachment or similar process.

(e)               Capital Adjustments. In the event of any change in the outstanding Common Stock by reason of any stock dividend, split-up, stock split, recapitalization, reclassification, combination or exchange of shares, merger, consolidation, liquidation or the like, the Administrator shall provide for a substitution for or adjustment in (i) the number and class of shares of Common Stock subject to outstanding Awards, (ii) the exercise price of Stock Options and the base price upon which payments under SARs are determined, and (iii) the aggregate number and class of shares of Common Stock for which Awards thereafter may be made under this Plan.

(f)                Modification, Substitution of Awards.

(i)                 Subject to the terms and conditions of this Plan, the Administrator may modify the terms of any outstanding Awards; provided, however, that (a) no modification of an Award shall, without the consent of the Participant, alter or impair any of the Participant’s rights or obligations under such Award and (b) subject to Section 7(e), in no event may (i) a Stock Option be modified to reduce the Exercise Price of the Stock Option or (ii) a Stock Option be cancelled or surrendered in consideration for the grant of a new Stock Option with a lower Exercise Price.

(ii)                Anything contained herein to the contrary notwithstanding, Awards may, at the discretion of the Administrator, be granted under this Plan in substitution for stock options and other awards covering capital stock of another corporation which is merged into, consolidated with, or all or a substantial portion of the property or stock of which is acquired by, the Corporation or one of its Affiliates. The terms and conditions of the substitute Awards so granted may vary from the terms and conditions set forth in this Plan to such extent as the Administrator may deem appropriate in order to conform, in whole or part, to the provisions of the awards in substitution for which they are granted.

(iii)               Any provision of the Plan or any Grant Agreement to the contrary notwithstanding, in the event of (a) a merger or consolidation to which the Corporation is a party, or (b) a sale or exchange of all or substantially all of the Corporation’s Common Stock for cash, securities or other property, the Administrator shall take such actions, if any, as it deems necessary or appropriate to prevent the enlargement or diminishment of Participants’ rights under the Plan and Awards granted hereunder, and may, in its discretion, cause any Award granted hereunder to be canceled in consideration of a cash payment equal to the fair value of the canceled Award, as determined by the Administrator in its discretion. The fair value of a Stock Option shall be deemed to be equal to the product of (x) the number of shares of Common Stock the Stock Option covers (and has not previously been exercised) and (y) the excess, if any, of the Fair Market Value of a share of Common Stock as of the date of cancellation over the Exercise Price of the Stock Option.

(g)               Foreign Employees. Without amendment of this Plan, the Administrator may grant Awards to Participants who are subject to the laws of foreign countries or jurisdictions on such terms and conditions different from those specified in this Plan as may in the judgment of the Administrator be necessary or desirable to foster and promote achievement of the purposes of this Plan. The Administrator may make such modifications, amendments, procedures, sub-plans and the like as may be necessary or advisable to comply with provisions of laws of other countries or jurisdictions in which the Corporation or any of its Affiliates operate or have employees.

(h)               Termination, Amendment and Modification of the Plan. The Board may amend, alter or terminate the Plan, or portion thereof, at any time, provided, however, that after the stockholders of the Corporation have approved the Plan, the Board shall not amend or terminate the Plan without approval of (a) the Corporation’s stockholders to the extent applicable law or regulations or the requirements of the principal exchange or interdealer quotation system on which the Common Stock is listed or quoted, if any, requires stockholder approval of the amendment or termination, and (b) each affected Participant if the amendment or termination would adversely affect the Participant’s rights or obligations under any Award granted prior to the date of the amendment or termination.

(i)                 Non-Guarantee of Employment or Service. Nothing in the Plan or in any Grant Agreement shall confer on an individual any legal or equitable right against the Corporation, any Affiliate or the Administrator, except as expressly provided in the Plan or the Grant Agreement. Nothing in the Plan or in any Grant Agreement thereunder shall (i) constitute inducement, consideration, or contract for employment or service between an individual and the Corporation or any Affiliate; (ii) confer any right on an individual to continue in the service of the Corporation or any Affiliate; or (iii) shall interfere in any way with the right of the Corporation or any Affiliate to terminate such service at any time with or without cause or notice, or to increase or decrease compensation for such service.

(j)                Other Employee Benefits. Except as to plans that by their terms include such amounts as compensation, the amount of any compensation deemed to be received by a Participant as a result of the exercise of an Award or the sale of shares received upon such exercise will not constitute compensation with respect to which any other employee benefits of such Participant are determined, including, without limitation, benefits under any bonus, pension, profit-sharing, life insurance or salary continuation plan, except as otherwise specifically determined by the Administrator.

(k)               No Trust or Fund Created. Neither the Plan nor any Award shall create or be construed to create a trust or separate fund of any kind or a fiduciary relationship between the Corporation and a Participant or any other person. To the extent that any Participant or other person acquires a right to receive payments from the Corporation pursuant to an Award, such right shall be no greater than the right of any unsecured general creditor of the Corporation.

(l)                 Governing Law. The validity, construction and effect of the Plan, of Grant Agreements entered into pursuant to the Plan, and of any rules, regulations, determinations or decisions made by the Administrator relating to the Plan or such Grant Agreements, and the rights of any and all persons having or claiming to have any interest therein or thereunder, shall be determined exclusively in accordance with applicable federal laws and the laws of the State of Delaware without regard to its conflict of laws principles.

(m)              Effective Date, Termination Date. The Plan is effective as of April 12, 2021, the date on which the Plan was adopted by the Board, subject to the approval of the stockholders of the Corporation within twelve months of such effective date. No Award shall be granted under the Plan after the close of business on April 11, 2031. Subject to other applicable provisions of the Plan, all Awards made under the Plan prior to such termination of the Plan shall remain in effect until such Awards have been satisfied or terminated in accordance with the Plan and the terms of such Awards.

(n)              No Restrictions on Corporation. Neither the adoption of the Plan nor its submission to the Corporation’s stockholders shall be taken to impose any limitations on the powers of the Corporation or its Affiliates to issue, grant or assume options, warrants, rights, restricted stock or other awards otherwise than under the Plan, or to adopt other stock option, restricted stock, or other plans, or to impose any requirement of stockholder approval upon the same.

(o)              Creditors. The interests of any Participant under the Plan and/or any Award granted hereunder are not subject to the claims of creditors and may not, in any way, be transferred, assigned, alienated or encumbered except to the extent provided in an Agreement.

(p)               Stock Certificates.

(i)                    The Corporation shall not be required to issue any certificate or certificates for shares of Common Stock with respect to Awards granted under the Plan, or record any person as a holder of record of such shares of Common Stock, without obtaining, to the complete satisfaction of the Administrator, the approval of all regulatory bodies the Administrator deems necessary, and without complying to the Board’s or Administrator’s complete satisfaction, with all rules and regulations under federal, state or local law the Administrator deems applicable.

(ii)                   To the extent that the Plan provides for issuance of stock certificates to reflect the issuance of shares of Common Stock, the issuance may be effected on a noncertificated basis, to the extent not prohibited by applicable law or the rules of any stock exchange or automated dealer quotation system on which the shares of Common Stock are traded. No fractional shares of Common Stock shall be issued or delivered pursuant to the Plan or any Award. The Administrator shall determine whether cash, other Awards, or other property shall be issued or paid in lieu of any fractional shares of Common Stock or whether any fractional shares of Common Stock or any rights thereto shall be forfeited or otherwise eliminated.

ANNUAL MEETING OF STOCKHOLDERS OF CASI PHARMACEUTICALS, INC. June 15, 2021 IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE STOCKHOLDER MEETING TO BE HELD ON JUNE 15, 2021. You may obtain a copy of the related proxy statement, the accompanying Notice of Annual Meeting of Stockholders, and the form of proxy card without charge by visiting www.casipharmaceuticals.com Please sign, date and mail your proxy card in the envelope provided as soon as possible. Signature of Stockholder Date: Signature of Stockholder Date: Note:Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person. To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method. 2. Ratification of the appointment of KPMG Huazhen LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2021. 3. Approval of the Company’s 2021 Long-Term Incentive Plan. 4. Approval of the issuance of equity compensation to the Company’s Chairman and Chief Executive Officer pursuant to Nasdaq Listing Rule 5635(c) and, if applicable, Nasdaq Listing Rule 5635(b). The shares of Common Stock represented by this proxy will be voted as directed. If no contrary instruction is given, the shares of Common Stock will be voted for the election of each director nominee, for the ratification of the appointment of KPMG Huazhen LLP as the independent registered public accounting firm of the Company for fiscal year 2021, for the approval of the Company’s 2021 Long-Term Incentive Plan and for the approval of the issuance of equity compensation to the Company’s Chairman and Chief Executive Officer. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting or any adjournments or postponements thereof. Attendance of the undersigned at the meeting or at any adjournment or postponement thereof will not be deemed to revoke this proxy unless the undersigned shall revoke this proxy in writing or shall deliver a subsequently dated proxy to the Corporate Secretary of CASI Pharmaceuticals, Inc. or shall vote in person at the meeting. THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF CASI PHARMACEUTICALS, INC. (THE "COMPANY"). THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" PROPOSALS 1, 2, AND 3. PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE x Please detach and mail in the envelope provided. ------------------ . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .---------------- FORAGAINSTABSTAIN GO GREEN e-Consent makes it easy to go paperless. With e-Consent, you can quickly access your proxy material, statements and other eligible documents online, while reducing costs, clutter and paper waste. Enroll today via www.astfinancial.com to enjoy online access. INSTRUCTIONS:To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here: 1.Election of Directors: O Wei-Wu He, Ph.D. – Term Expiring 2024 O Rajesh C. Shrotriya, M.D. – Term Expiring 2024 FOR ALL NOMINEES WITHH OLDAUTHORITY FOR ALL NOMINEES FOR ALL EXCEPT (See instructions below) NOMINEES: 20230303000000000000 8 061521

0 ------------------ . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .---------------- 14475 CASI PHARMACEUTICALS, INC. ANNUAL MEETING OF STOCKHOLDERS THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS The undersigned hereby appoints Cynthia W. Hu, Amanda Cui and Sara B. Capitelli and each of them as proxy (each of whom shall have full power of substitution) to represent the undersigned at the Annual Meeting of Stockholders to be held at the Hilton Garden Inn, 14975 Shady Grove Rd., Rockville, MD 20850 on Tuesday, June 15, 2021 at 10:00 a.m. and at any adjournment or postponement thereof, and to vote the shares of common stock the undersigned would be entitled to vote if personally present, as indicated on the reverse. (Continued and to be signed on the reverse side) 1.1